Registration Number:  ________________

U.S. SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

AMENDMENT NO. 5

FORM SB-2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

FAMOUS UNCLE AL’S HOT DOGS & GRILLE, INC.

(Exact name of Small Business as specified in its charter)

DELAWARE	5812	20-2791397
(State of Incorporation)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

100 Mill Plain Road

Danbury, CT 06811

Telephone:  203-791-0044

(Address and telephone number of principle executive offices)

100 Mill Plain Road

Danbury, CT 06811

Telephone:  203-791-0044

 (Address of principal place of business or intended principal place of business)

Dean Valentino, President

Famous Uncle Al’s Hot Dogs & Grille, Inc.

100 Mill Plain Road

Danbury, CT 06811

Telephone:  203-791-0044

 (Name, address and telephone number of agent for service)

Copies to:

John Heskett

HESKETT & HESKETT

501 South Johnstone Avenue, Suite 501

Bartlesville, OK 74003

Telephone No: (918) 336-1773

Facsimile No: (918) 336-3152

(Name, address and telephone number of agent for service)

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.   [ X ]

If this Form is filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |__|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |__|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |__|

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ _]

CALCULATION OF REGISTRATION FEE

Title of each	Dollar	Proposed maximum	Proposed maximum
class of securities	amount to be	Offering price	aggregate offering	Amount of
to be registered	Registered	per unit(1)	Price(2)(3)	registration fee

Common stock having a par	$3,583,876.00	$1.00	$3,583,876.00	$383.47
value of $0.001
per share

(1)

This price was arbitrarily determined by Famous Uncle Al’s Hot Dogs & Grille, Inc., and bears no relationship to assets, earnings, or any other valuation criteria.  No assurance can be given that the shares offered hereby will have a market value or that they may be sold at this, or any, price.

(2)

Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act.

(3)

Company will not receive any of the proceeds from the sale of common stock by the Selling Shareholders.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE SHAREHOLDERS MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION DATED JANUARY 4, 2007.

PRELIMINARY PROSPECTUS

FAMOUS UNCLE AL’S HOT DOGS & GRILLE, INC.

3,583,876 SHARES

COMMON STOCK

The selling shareholders named in this prospectus are offering 3,583,876 shares of our common stock through this prospectus. Famous Uncle Al’s Hot Dogs & Grille, Inc. will not receive any proceeds from this offering. We have set an offering price for these securities of $1.00 per share.  Currently, our common stock is not trading on any public market or securities exchange.

The purchase of the securities offered through this prospectus involves a high degree of risk. See section entitled “Risk Factors” on pages 8-18.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is: January 4, 2007.

You should rely only on the information contained in this prospectus. We have not authorized any other person to provide you with different information. We are not making an offer to sell our common stock in any jurisdiction in which the offer or sale is not permitted. You should assume that the information contained in this prospectus is accurate only as of the date on the front cover page of this prospectus, regardless of the time of delivery of this prospectus or any sale of the common stock.

Unless the context indicates otherwise, all references in this prospectus to “we,” “us,” and “our” refer to Famous Uncle Al’s Hot Dogs & Grille, Inc.

3.          Summary Information and Risk Factors

PROSPECTUS SUMMARY

The following is a summary of certain information contained in this prospectus summary. This summary is intended only for quick reference and is not intended to be complete. Therefore, this summary is qualified in its entirety by the detailed information found in the remainder of this prospectus.

The Company

Famous Uncle Al’s Hot Dogs & Grille, Inc., was originally incorporated in the State of Delaware on March 4, 2005.  We are a development stage company.  We own the national and international right to license those fast service hot dog restaurants operating under the name of “Famous Uncle Al’s Hot Dogs” or “Famous Uncle Al’s Hot Dogs & Grille.” We currently have 13 franchised locations.  We maintain offices at One Plaza West, 100 Mill Plain Road, Danbury, CT 06811, and our phone number is (203) 791-0044.  Our Internet website address is www.famoushotdogs.com.  Information on or accessed through our website is not part of this prospectus.

The Offering

Securities Being Offered	Up to 3,583,876 shares, or 33.6% of the total issued and outstanding shares, prior to and after this offering, of our common stock.

Offering Price and	The offering price of the common stock
Alternative Plan of Distribution	is $1.00 per share. We intend to apply to the NASD Over-The-Counter
Bulletin Board to allow the trading of
our common stock upon our becoming
a reporting entity under the Securities
Exchange Act of 1934. If our common
stock becomes so traded and a market
for the stock develops, the actual price
of stock will be determined by
prevailing market prices at the time of
sale or by private transactions negotiated by the selling shareholders. The
Offering price would thus be determined
thus be determined by market factors
and the independent decisions of the
selling shareholders.

Minimum Number of Shares
to be sold in this Offering	None.

Securities Issued and
to be Issued	10,663,875 shares of our common
stock are issued and outstanding as of the date of this prospectus. All of 3,583,876 shares of common stock to be sold under this prospectus will be sold by
existing shareholders.

Use of Proceeds	We will not receive any proceeds from
the sale of the common stock by the
selling shareholders.

Risk Factors	Prospective investors should carefully evaluate the following matters, including those under the heading “Risk Factors”.

The following summary financial data should be read in conjunction with Management’s Discussion and Analysis or Plan of Operation and the Financial Statements and Notes thereto, included elsewhere in this prospectus.

Balance Sheet Data		September 30, 2006
	Cash	$ 58,267
	Accounts Receivable	$ 850

	Total Current Assets	$ 57,117

	Liabilities	$199,060
	Total Current Stockholders’ Deficiency	$ 23,345

Statement of Operations Data		September 30, 2006

	Revenue	$273,056
	Net Loss	($223,082)

RISK FACTORS

THE COMMON SHARES OFFERED ARE HIGHLY SPECULATIVE IN NATURE, INVOLVE A HIGH DEGREE OF RISK AND SHOULD BE PURCHASED ONLY BY PERSONS WHO CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT.  Accordingly, prospective investors should carefully consider, along with other matters referred to herein, the following risk factors in evaluating us and our business before purchasing any common shares.  Our actual results could differ materially from those anticipated as a result of certain factors, including those set forth in the following risk factors and elsewhere in this Prospectus. Please note that throughout this Prospectus, the words “we”, “our” or “us” refer to Famous Uncle Al’s Hot Dogs & Grille, Inc., and not the selling stockholders.

Risks Associated With The Offering:

The arbitrary offering price for the shares bears no relationship to the value or possible trading price of the shares.

The registration price of the shares was arbitrarily determined by us.  The registration price bears no relationship to our assets, earnings to date, book value, net worth or other recognized economic criteria for valuing shares. In no event should the registration price be regarded as an indicator of any future market price of our securities.  The book value of our shares as of October 16, 2006, was $0.01.

There is no prior public market for the company’s stock, and there is no assurance that a trading market will develop.  Even if a trading market is established there is no assurance that a market can be sustained, and it is possible that the value of the company’s stock will be volatile and may decline in the future.

There is no established public trading market or market maker for our securities. There can be no assurance that a market for our common stock will be established or that, if established, a market will be sustained. Therefore, if you purchase our securities you may be unable to sell them.  Accordingly, you should be able to bear the financial risk of losing your entire investment.

We plan to seek a listing on the Over The Counter ("OTC") Bulletin Board once our registration statement has cleared comments.  We will contact a market maker to seek the listing on our behalf.  Only market makers can apply to quote securities. Market makers who desire to initiate quotations in the OTC Bulletin Board system must complete an application (Form 211) and by doing so, will have to represent that it has satisfied all applicable requirements of the Securities and Exchange Commission Rule 15c2-11 and the filing and information requirements promulgated under the National Association of Securities Dealers' ("NASD") Bylaws.  The OTC Bulletin Board will not charge us with a fee for being quoted on the service.  NASD rules prohibit market makers from accepting any remuneration in return for quoting issuers' securities on the OTC Bulletin Board or any similar medium. We intended to be subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, and, as such, we may be deemed compliant with Rule 15c2-11. The NASD will review the market maker's application and if cleared, it cannot be assumed by any investor that any federal, state or self-regulatory requirements other than certain NASD rules and Rule 15c2-11 have been considered by the NASD. Furthermore, the clearance should not construed by any investor as indicating that the NASD, the Securities and Exchange Commission, or any state securities commission has passed upon the accuracy or adequacy of the documents contained in the submission.

The OTC Bulletin Board is a market maker or dealer-driven system offering quotation and trading reporting capabilities.  The OTC Bulletin Board system is a regulated quotation service that displays real-time quotes, last-sale prices, and volume information in OTC equity securities. The OTC Bulletin Board securities are not listed and traded on the floor of an organized national or regional stock exchanges. Instead, OTC Bulletin Board securities transactions are conducted through a telephone and computer network connecting market makers or dealers in stocks.

If we are unable to obtain a market maker to sponsor our listing, we will be unable to develop a trading market for our common stock. We may be unable to locate a market maker that will agree to sponsor our securities. Even if we do locate a market maker, there is no assurance that our securities will be able to meet the requirements for a quotation or that the securities will be accepted for listing on the OTC Bulletin Board.

The selling shareholders are offering 3,583,876 shares of our common stock through this prospectus and the sale of these shares could cause the price of our common stock to decline.

Our common stock is presently not traded on any market or securities exchange, but should a market develop, shares sold at a price below the current market price at which the common stock is trading will cause that market price to decline. Moreover, the offer or sale of a large number of shares at any price may cause the market price to fall. The outstanding shares of common stock covered by this prospectus represent approximately 33.6% of the common shares outstanding as of the date of this prospectus.  There can be no assurance that a regular trading market will develop or that if developed will be sustained. An investor may be unable to liquidate his investment in the absence of a trading market.

We are subject to penny stock regulations and restrictions, which could affect the market liquidity of our stock.

Until such time, if any, that the company's securities are listed on the NASDAQ SmallCap(R) Market or a registered U.S. securities exchange, they will continue to be subject to Rule 15g-9 under the 1934 Act, which imposes additional sales practice requirements on broker-dealers which sell such securities to persons other than established customers and institutional accredited investors.  For transactions covered by this rule, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser's written consent to the transaction prior to sale. Consequently, the rule may affect the ability of broker-dealers to sell the company’s common tock and may affect the ability of purchasers in this offering to sell any of the common tock acquired pursuant to this registration in the secondary market. The Commission's regulations define a "penny stock" to be any equity security that has a market price (as therein defined) less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions.  The penny stock restrictions will not apply to the company's common stock if the common stock is listed on The NASDAQ Small Cap(R) Market and has certain price and volume information provided on a current and continuing basis, or meets certain minimum net tangible assets and other criteria. There can be no assurance that the company's securities will qualify for exemption from these restrictions. If the company's common stock continues to be subject to the rules on penny stocks, the market liquidity for the common stock could be severely adversely affected.

We have never paid a stock dividend and we do not anticipate paying any stock dividends in the foreseeable future.

The company has not declared or paid, and does not anticipate declaring or paying in the foreseeable future, any cash dividends. The company's ability to pay dividends is dependent upon, among other things, future earnings, the operating and financial condition of the company, its capital requirements, general business conditions and other pertinent factors, and is subject to the discretion of the Board of Directors.  Further, no distribution may be made with respect to the company's common stock unless all cumulative dividends with respect to any series of preferred stock having a dividend preference have been paid. Accordingly, there is no assurance that any dividends will ever be paid on the company's common stock.  See "Description of Securities."

Over sixty percent of the company’s shares are currently restricted but could become eligible for future sale, and the effect that such sales will have on the market price of the company’s stock is unpredictable.

All of the presently issued and outstanding shares of common stock are "restricted securities" as that term is defined under Rule 144 promulgated under the Securities Act.  Rule 144 governs resales of such restricted securities for the account of any person (other than an issuer), and restricted and unrestricted securities for the account of an "affiliate" of the issuer. Restricted securities generally include any securities acquired directly or indirectly from an issuer of its affiliates which were not issued or sold in connection with a public offering registered under the Securities Act.  An affiliate of the issuer is any person who directly or indirectly controls, is controlled by, or is under common control with, the issuer.  Affiliates of the company may include its directors, executive officers and persons directly or indirectly owning 10% or more of the outstanding common stock.  Under Rule 144 unregistered resales of restricted common stock cannot be made until it has been held for one year from the later of its acquisition from the company or an affiliate of the company.  Thereafter, shares of common stock may be resold without registration subject to Rule 144's volume limitation, aggregation, broker transaction, notice filing requirements, and requirements concerning publicly available information about the company (the "Applicable Requirements").  Resales by the company's affiliates of restricted and unrestricted common stock are subject to the Applicable Requirements. The volume limitations provide that a person (or persons who must aggregate their sales) cannot, within any three-month period, sell more than the greater of (i) one percent of the then outstanding shares, or (ii) the average weekly reported trading volume during the four calendar weeks preceding each such sale. A person who is not deemed an "affiliate" of the company and who has beneficially owned shares for at least one year would be entitled to sell such shares under Rule 144 without regard to the Applicable Requirements.  If a broad public market develops for the company's common stock, the company is unable to predict the effect that sales made under Rule 144 or other sales may have on the then prevailing market price of the common stock.

Risks Associated with the Company

We have a limited history of business operations, and face substantial business and financial risks because we are in our initial stage of development.

The company has limited operating history, having originally commenced operations in October of 2002 under the name “Famous Uncle Al’s Hot Dogs, Inc.”, a Delaware corporation. The company itself was incorporated as National Franchise Directors, Inc., in March of 2005, and, effective October 6, 2005, Famous Uncle Al’s Hot Dogs, Inc., assigned to us all its existing and future franchise rights. The company’s first franchised location has only been in operation since May 2004.  Businesses that are starting up, or in their initial stages of development, present substantial business and financial risks and may suffer significant losses from which they cannot recover. We will face all of the challenges of a new business enterprise, including but not limited to, locating suitable office space, engaging the services of qualified support personnel and consultants, establishing budgets and implementing appropriate financial controls and internal operating policies and procedures. We will need to attract and retain a number of key employees and other service personnel.

We are expanding our business through sales of franchises in new locations, and this brings with it financial risks related to the management of growth.

The company has regional agreements that could result in the expansion of multiple stores nationwide. Regional agreements grant the right to a “regional franchisee” or “territory director” to develop Famous Uncle Al’s Hot Dogs & Grille franchised restaurants in a defined geographic area.  Areas are defined by county or state, or other geographic criteria.  The regional franchisee or territory director promotes and markets individual franchise sales for the company.  A regional franchisee is obligated to develop a fixed number of restaurants in his territory.  The regional franchisee will receive

$ 10,000 of the $ 17,500 franchise fee for each of the franchises that open in that franchisee’s territory. The regional franchisee or territory director also receives 2% of the volume generated by each individual unit developed in the territory.

As of October 16, 2006, there are 14 active regional franchisees or territorial directors, some of which were obtained subsequent to the assignment of the license.

As of October 16, 2006, our regional franchisee territories are as follows:

1)

Fairfield County, Connecticut

2)

State of Virginia

3)

States of Alabama and Mississippi

4)

State of Georgia, excluding Atlanta, Alpharetta, Roswell and the counties De

Kalb, Fulton, Gwinnett, Cherokee and Clayton.

5)

State of Colorado

6)

Lee, Collier, Charlotte and Sarasota counties, Florida

7)

Northern portion of Palm Beach county, Florida

8)

Nevada (Las Vegas area)

9)

Seminole and Orange counties, Florida

10)

Pennsylvania, excluding Philadelphia and surrounding counties.

11)

State of Tennessee

12)

Northern portion of Nevada

13)

Phoenix area of Arizona

14)

Seattle area of Washington

The company will be required to build a management infrastructure as it devotes significant managerial resources to manage this growth.  As a result of the increase in operating expenses caused by this expansion, operating results may be adversely affected if sales do not materialize, whether due to increased competition or otherwise.  The can be no assurance that the company will be able to grow in future periods or sustain any rates of revenue growth and profitability.  As a result, the company believes that period to period comparisons of its results of operation are not necessarily meaningful and should not be relied upon as an indication of future performance. The success of our planned expansion will be dependent upon numerous factors, many of which are beyond our control, including the following:

●	the hiring, training and retention of qualified marketing personnel; identification and availability of suitable restaurant sites or franchise locations;

●	negotiation of attractive lease terms, including significant tenant buildout allowances;

●	timely development of new restaurants, including the availability of construction materials and labor;

●	management of development, construction and pre-opening costs of new restaurants;

●	securing required governmental approvals and permits;

●	availability of adequate financing resources;

●	competition in our markets; and

●	general economic conditions.

We also face the risk that our existing systems and procedures, restaurant management systems, financial controls, and information systems will be inadequate to support our planned expansion. We cannot predict whether we will be able to respond on a timely basis to all of the changing demands that our planned expansion will impose on management and these systems and controls. If we fail to continue to improve our information systems and financial controls or to manage other factors necessary for us to achieve our expansion objectives, our business, financial condition, operating results or cash flows could be materially adversely affected.

We have limited operating capital, and will require additional financing to continue to operate and expand, although we have not made a significant effort to secure any additional sources of financing.  There is no assurance that additional financing can be obtained and, if it can be obtained, it may result in dilution of our stockholders’ interests.

At October 16, 2006, the company had working capital of approximately $60,000.  We currently have an aggregate corporate debt of $ 0, and contractual obligations of $22,500 (payments to Al Stein) that are currently due or will become due during the next twelve months. The current working capital will be sufficient to fund our operations in the next 12 months. Currently our monthly expense for overhead is approximately $ 3500 (not including payments due to Al Stein.).  Over 12 months that will be approximately $42,000. Consistent revenue from royalties is approximately $ 4000 per month. Over 12 months that will be approximately $ 48,000. Any shortfall over the next 12 months will be drawn from working capital. Other revenues from franchise sales can not be predicted but management expects a minimum of $200,000 over the next 12 months along with an increase in weekly royalties. The company's operations have been financed to date through sales of its common stock through private placements, loans, sales of franchise territory agreements and royalties from franchisee sales.  The company requires significant additional capital for the expansion of its franchising operations, but to date we have taken no significant action to secure additional sources of financing.  The company believes that $60,000 will be sufficient to fund its operations until at least December 31, 2006.  However,  no assurance can be given that additional funds will not be required prior to the expiration of such period or that any funds which may be required will be available,  if at all, on acceptable terms. If additional funds are required, the inability of the company to raise such funds will have an adverse effect upon its operations.  To the extent that additional funds are obtained by the sale of equity securities, the stockholders may sustain significant dilution.  If adequate capital is not available, the company will have to reduce or eliminate its planned expansion activities, which could otherwise ultimately provide significant revenue to the company.  Even if such additional financing is available on satisfactory terms, it, nonetheless, could entail significant additional dilution of the equity ownership of the company to existing shareholders and the book value of their outstanding shares.

Our business faces competition by other franchising companies, both in the fast-food industry and in other business sectors.

The fast food restaurant industry is highly competitive and can be significantly affected by many factors, including changes in local, regional or national economic conditions, changes in consumer tastes, consumer concerns about the nutritional quality of quick-service food and increases in the number of, and particular locations of, competing restaurants.  Factors such as inflation, increases in food, labor and energy costs, the availability and cost of suitable sites, fluctuating interest and insurance rates, state and local regulations and licensing requirements and the availability of an adequate number of hourly paid employees can also adversely affect the fast food restaurant industry.  Multi-unit restaurant chains like the company can also be substantially adversely affected by publicity resulting from food quality, illness, injury, or other health concerns.  Major chains, which have substantially greater financial resources and longer operating histories than the company, dominate the fast food restaurant industry.  The company competes primarily on the basis of location, food quality and price.  Changes in pricing or other marketing strategies by these competitors can have an adverse impact on the company's sales, earnings and growth. There can be no assurance that the company will be able to compete effectively against its competitors.  In addition, with respect to the sale of franchises, the company competes with many franchisors of restaurants and other business concepts for qualified and financially capable franchisees.  We also face competition with non-restaurant franchise business opportunities with similar start up costs in all categories.  Some of those opportunities are pack and mail outlets, diet and health centers and domestic cleaning services.

We receive as royalty income a certain percentage of the earnings of the independent franchisees to who we have sold our franchises, and our profitability is related to the success of those third-party franchisees.

We are to receive as royalty income a certain percentage of the earnings of the independent franchisees to whom we have sold our franchises.  The specific characteristics of an individual franchise will have a direct and unpredictable impact on the royalty income we will receive from a particular franchise, which in turn will have a direct and unpredictable impact on our earnings.

Costs are greater and profits are lower for new franchise locations, and royalty profits could be lower for new locations.

New franchise locations will typically take several months to reach budgeted operating levels due to problems commonly associated with new restaurants, including inability to hire sufficient staff and other factors. There can be no assurance that the franchisees to whom we license will be successful in operating their new restaurants on a profitable basis. We entered several new markets in 2005, in which we have no prior market experience. These new markets and any future new markets are likely to require us to expend significant funds on marketing campaigns. These markets may also have different competitive conditions, consumer tastes and discretionary spending patterns than our existing markets, which may cause our new restaurants to be less successful than restaurants in our existing markets. Further, since over 90% of our restaurants have been open for less than two years, the earnings achieved to date by such restaurants may not be indicative of future operating results. Accordingly, there can be no assurance that the new restaurants will perform in accordance with management's expectations, or that we will not encounter unanticipated problems or liabilities in connection with the new locations.

Our franchise locations are subject to natural disasters and other problems, and these problems could affect the profitability of our franchise locations, which would affect the profits we receive for franchise royalties.

Due to the coastal locations of many of our restaurants, and the significant concentration of our locations in Florida, many of the franchised stores are particularly susceptible to damage caused by hurricanes or other severe weather conditions. There can be no assurance that if a severe hurricane or other natural disaster should affect the geographical area in which one of our franchised stores operates, we would be able to maintain our current level of profitability.

Franchised stores are dependent upon supply and quality of meat and other Products, and any interruptions in these supplies or quality could affect the profitability of our franchise locations, which would affect the profits we receive for franchise royalties.

The success of our restaurant concept depends upon frequent deliveries of fresh products. Shortages or interruptions in supply can occur and adversely affect the availability, quality and cost of these critical food products. Regional weather conditions may also adversely affect product supply and quality. We have historically utilized three main meat suppliers, but have not experienced significant difficulty in obtaining adequate supplies of fresh products on a timely basis; however, we can make no assurances that in the future inadequate supplies of meat products might not have a materially adverse affect on our franchised operations and profitability.  We do not have long-term supply agreements with any of our suppliers or manufacturers. Although we believe that alternative sources of materials and contract manufacturing services are available, the loss of one or more suppliers or manufacturers could have a material adverse effect on our results of operations until an alternative source is located and has commenced producing our products.

If our third party suppliers or manufacturers fail to timely deliver products of acceptable quality or comply with FDA manufacturing guidelines, or raise prices, our franchised stores could be negatively affected, and as a result, company profits could be affected.

The use of third party suppliers and manufacturers and the resulting loss of direct control over production could result in our failure to receive timely delivery of products of acceptable quality. Any failure by third party suppliers or manufacturers to deliver products, or the delivery of defective products, may adversely affect our ability to deliver products to our customers in a timely manner and of an acceptable quality. If we fail to deliver products of acceptable quality in a timely manner, our customers may seek alternative sources for our products.

Our use of third party suppliers and manufacturers could also reduce our gross profits if the suppliers or manufacturers raise prices and we cannot find alternative, less costly sources or pass price increases on to customers.

We cannot assure that third parties will always act in accordance to these regulations. If the manufacturing facilities used by our third party suppliers or manufacturers did not meet those standards, the production of our products could be delayed until the necessary modifications are made to comply with those standards or alternate suppliers or manufacturers are located. Furthermore, the potential exists for circumstances to arise that would require us to seek out alternate suppliers or manufacturers who operate in compliance with the FDA’s requirements.

Franchised stores are subject to changes in food and other costs, and this could have an unpredictable effect on the company’s profits.

Part of our franchise profitability depends on our ability to anticipate and react to changes in food and supply costs.  We believe we will be able to continue our current arrangement with our master distributor, or another distributor if necessary, however, any increase in distribution prices could cause our food and supply costs to increase. In addition, various factors beyond our control, including adverse weather conditions and governmental regulations, could cause our food and supply costs to increase. We cannot predict whether we will be able to anticipate and react to changing food and supply costs by adjusting our purchasing practices. A failure to do so could adversely affect our operating results and cash flows.

Franchise operations are affected by labor costs and availability, and franchise profits will be reduced when those costs are high or when a qualified labor force cannot be maintained.

Our franchised stores will always be subject to impact by any increased labor costs associated with a tight labor market and mandatory wage increases across the country. The success of our franchised stores depends in part upon their ability to attract, motivate and retain a sufficient number of qualified employees, including restaurant managers, kitchen staff and servers, necessary to operate existing locations and to keep pace with our expansion schedule. Qualified individuals of the requisite caliber and number needed to fill these positions are in short supply in some areas. Although we are not aware of any significant problems in the ability of the franchise stores to recruit or retain employees, any future inability to recruit and retain sufficient individuals can have a material adverse impact on store operations and related royalties generated. Any significant increase in employee turnover rates in existing restaurants or difficulties attracting additional personnel for new locations could have a material adverse effect on our business, financial condition, operating results or cash flows. Additionally, competition for qualified employees could require our stores to pay higher wages to attract sufficient employees, which could result in higher labor costs.

Other costs of franchised operations could increase unpredictably, and this has an unpredictable impact on our profitability.

Our stores’ profitability is also adversely impacted by other cost increases, over which we have limited or no control, such as high utility costs.  Utility costs are projected to be high in the foreseeable future.  There can be no assurance that any measures to anticipate or absorb such unpredictable costs will be successful.

Certain stockholders have the ability to control the company and have other substantial rights, preferences and privileges.

At October 16, 2006, 4 individuals, including Paul Esposito, our Chief Executive Officer who owns shares amounting to 18.75% of our total issued and outstanding shares, and Dean Valentino, our President and sole Director, and owner of shares amounting to 11.25% ownership (the “Principal Stockholders) collectively owned 60.71% of our outstanding common stock. For information on the number of shares of common stock beneficially owned by each Principal Stockholder, see “Selling Security Holders” and “Security Ownership of Certain Beneficial Owners and Management.” There are no pre-emptive rights in connection with our common stock.  Each share of common stock is entitled to one vote on all matters submitted to a vote of stockholders, and directors will be elected by a plurality of the votes cast at meetings at which directors are to be elected. As a result, the Principal Stockholders have the ability to elect all of our directors, control the outcome of all matters requiring stockholder approval and control our management and affairs.

Because we currently have only one director, who is also one of our two executive officers, control of the company is concentrated in one individual, who could make and control corporate decisions that may be disadvantageous to or opposed by shareholders.

We have a sole director who is one of only two executive officers of the corporation.  Accordingly, he will have a significant influence in determining the outcome of all corporate transactions. He will also have the power to prevent or cause a change in control.  The interests of our director may differ from the interests of the other stockholders and thus could result in corporate decisions that are disadvantageous to other shareholders.

We Depend  On 3 Key Personnel, The Loss Of Whom Could Impair The Security Of The Company’s Day-To-Day Operations And Cause A Loss To The Company Or Its Investors.

The company is dependent upon Paul Esposito, Chief Executive Officer, Dean Valentino, President, Secretary and Treasurer, as well as Richard Michael, a franchise consultant, with respect to its operations.  The company has not entered into employment or consulting agreements with Messrs. Esposito, Valentino, or Michael, and has not obtained key men life insurance on their lives.  The company did not compensate any of its key personnel in 2005, and has compensated only Paul Esposito with a $15,000 bonus during the year 2006. The company's future success also depends on its ability to attract and retain other qualified personnel, for which competition is intense.  The loss of certain key employees or the company's inability to attract and retain other qualified employees could have a material adverse effect on the company's results of operations.

Since Our Franchise Licensing Rights Are Subject To A License Agreement, The Termination Of Or Failure To Renew Such License Agreement In The Future Can Cause Our Business Operations To Cease

Our entire business is based upon our right to franchise the Uncle Al’s Hot Dog restaurants, based on the assignment to us of a Franchise Licensing Rights Agreement dated November 12, 2002, as amended September 7, 2005.  That license agreement granted us a 75-year license to franchise the Famous Uncle Al’s Hot Dogs recipes and restaurant concept created by Alan Stein, the “original” Famous Uncle Al.  There are certain terms and conditions that must be met in order to keep that license in place. The license agreement imposes certain royalty payment and performance obligations on us. As of December 31, 2005, the company has paid $750 in royalty payments under the terms of that license agreement. Termination of the license could occur if the company failed to remedy any default by it under the agreement within thirty days after such a default. The termination of the license agreement in the future could cause us to discontinue use of the name “Famous Uncle Al’s Hot Dogs”.  The Agreement includes an option to purchase all of the Licensor’s rights and ownership.  We have never been in default under the terms of our License Agreement.

There are expected changes in company due to reorganization from a private to a public company, and these will increase our costs.

There are additional costs of going public and those costs may be material to our ability to be profitable. We will become a publicly-traded company and, accordingly, subject to the financial, management, governance and reporting requirements of the U.S. securities laws. The public company costs of preparing and filing annual and quarterly reports, proxy statements and other information with the SEC and furnishing information, including, without limitation, audited reports, to stockholders will cause our expenses to be higher than they would be if we remained privately-held. In addition, we will incur substantial expenses in connection with the preparation of this prospectus and related documents with respect to the registration of the shares covered hereby.

We may not be able to comply in a timely manner with Section 404 of the Sarbanes-Oxley Act of 2002, which could harm our operating results.

Pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, we will be required, beginning in our fiscal year 2007, to perform an evaluation of our internal control over financial reporting and have our independent registered public accounting firm test and evaluate the design and operating effectiveness of such internal controls and publicly attest to such evaluation. Although we believe our internal controls are operating effectively, we cannot guarantee that we will not have a material weakness as reported by our independent registered public accounting firm. If we fail to complete this evaluation in a timely manner, or if our independent registered public accounting firm cannot timely attest to our evaluation, we could be subject to regulatory scrutiny and a loss of public confidence in our internal controls. In addition, any failure to implement required new or improved controls, or difficulties encountered in their implementation, could harm our operating results or cause us to fail to meet our reporting obligations.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This document contains forward-looking statements, which reflect our views with respect to future events and financial performance. These forward-looking statements are subject to certain uncertainties and other factors that could cause actual results to differ materially from such statements. These forward-looking statements are identified by, among other things, the words "anticipates," "believes," "estimates," "expects," "plans," "projects," "targets" and similar expressions. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Important factors that may cause actual results to differ from those projected include the risk factors specified above. Notwithstanding the above, Section 27A of the Securities Act and Section 21E of the Securities Exchange Act expressly state that the safe harbor for forward-looking statements does not apply to companies that issue penny stock. Because we issue penny stock, the safe harbor for forward-looking statements does not apply to us.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.  Cash proceeds paid to us by the selling shareholders have been used for general start up operations, marketing materials, expenses related to sourcing products, developing equipment and décor and furniture plans, marketing to regional and individual franchisees, advertising production and placement, legal fees for FTC franchise compliance, office rent, telephone, travel. Future expenditures will be primarily marketing and G&A.

DETERMINATION OF OFFERING PRICE

The $1.00 per share price of the shares of our common stock has been determined arbitrarily by us and does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. Although our common stock is not listed on a public exchange, we will contact a market maker to seek a listing on the OTC Bulletin Board on our behalf.  Only market makers can apply to quote securities. Market makers who desire to initiate quotations in the OTC Bulletin Board system must complete an application (Form 211) and by doing so, will have to represent that it has satisfied all applicable requirements of the Securities and Exchange Commission Rule 15c2-11 and the filing and information requirements promulgated under the National Association of Securities Dealers' ("NASD") Bylaws.. There is no assurance that we will be able to locate a market maker willing to file a Form 211 on our behalf, and there is no assurance that our shares of common stock will be quoted on the OTC Bulletin Board. In addition, however, there is no assurance that our common stock, once it becomes publicly quoted or listed, will trade at market prices in excess of the initial public offering price, as prices for the common stock in any public market which may develop will be determined by the market and may be influenced by many factors, including the depth and liquidity of the market for the common stock, investor perception of us, and general economic and market conditions

DILUTION

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding, therefore there will be no dilution to our existing shareholders as a result of this offering.

These shares being offered by the selling security holders are being offered at $1.00 per share.  This is substantially more than the $.001 par value price paid by certain officers, directors, promoters and affiliated persons, including some of the selling shareholders, for common equity purchased by them during the past five years, and it is more than the current book value of the shares, which is $0.01 per share.  The difference between the asking price being asked by the selling shareholders and the current book value of the shares is $.99 per share.

SELLING SECURITY HOLDERS

The selling shareholders named in this prospectus are offering all of the 3,583,876 shares of common stock offered through this prospectus.  All of the selling shareholders acquired their common stock pursuant to private placements exempt from registration under Section 4(2) of the Securities Act of 1933, as amended.

The following table provides, as of October 16, 2006, information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

1.

the number of shares owned by each prior to this offering;

2.

the total number of shares that are to be offered by each;

3.

the total number of shares that will be owned by each upon completion of the offering;

4.

the percentage owned by each upon completion of the offering; and

5.

the identity of the beneficial holder of any entity that owns the shares.

Name of Selling Shareholder	Shares of Common Stock owned prior to Offering	Percent of Common Stock Owned Prior to offering	Shares of Common Stock to be Sold+	Shares of Common Stock Owned After Offering+
Deborah Antonucci	10,000	*	10,000	0
Randi Arbitell	1,000	*	1,000	0
Rocco Arbitell	42,334.39%		25,667	16,667
Robert and Nan Beck	10,000	*	10,000	0
Peter Borelli	38,333.35%		21,667	16,666
Scott Bostic	250,000	2.34%	250,000	0
Richard Bragiel	12,500.11%		12,500	0
James Bragiel	5,000	*	5,000	0
Derrick Burrus	3,000	*	3,000	0
Kendrick Burt	2,000	*	2,000	0
Giovanni Campagna	2,500	*	2,500	0
Jason Caschetta	250	*	250	0
Vincent M.Caschetta	250	*	250	0
Vincent R. Caschetta	34,208.32%		17,542	16,666
Gary Celovsky	100,000.93%		100,000	0
Steve Cohen	5000	*	5000	0
Lisa Costantino	100,000.93%		100,000	0
Anthony Criscione	5,000	*	5,000	0
Sal DelRegnio	1,500	*	1,500	0
Daniel Dibuono	10,000	*	10,000	0
Michael Dimyon	20,000.18%		20,000	0
Michael Dominique	5,000	*	5,000	0
Dowdell Trust(9)	5,000	*	5,000	0
Phil Draper	20,000.18%		20.000	0
EMF Enterprises(5)	250,000	2.34%	250,00	0
William and Sue Evans	50,000.46%		50,000	0
Joseph Faberini	2,500	*	2,500	0
Carolyn Filancia	2,000	*	2,000	0
Christina Filancia	10,000	*	10,000	0
Joanne Filancia	2,000	*	2,000	0
Robert Filancia	225,000	2.11%	225,000	0
Rosemary Filancia (1)	2,000	*	2,000	0
Valerie Filancia	2,000	*	2,000	0
Robert Frazier	5,000	*	5,000	0
Charles Fremolaro(1)	10,000	*	10,000	0
Gene Fulcher	3,750	*	3,750	0
Robert Germony	25,000.23%		25,000	0
Steve Gibson	14,000.13%		14,000	0
Marianne Goletz	10,000	*	10,000	0
Grasso Family Trust(10)	10,000	*	10,000	0
James and Patrice Horgan	17,500.16%		17,500	0
Patrice Horgan(2)	5,000	*	5,000	0
JDS Development(6)	200,000	1.87%	200,000	0
William Jennings	3,000	*	3,000	0
Erik Jensen	25,000.23%		25,000	0
Barbara Johnston	250	*	250	0
Joshua and Laura Katz	20,000.18%		20,000	0
Laura Katz(3)	2,000	*	2,000	0
Alan Knopf	100,000.93%		100,000	0
Mary Jo Knox(4)	5,000	*	5,000	0
Susan Knox(4)	5,000	*	5,000	0
Garth Koellhofer	40,000.375%		40,000	0
Hugh Koellhoffer	100,000.93%		100,000	0
David Kuchinski	50,000.468%		50,000	0
Richard Lewis	20,000.18%		20,000	0
James Marsh	2,000	*	2,000	0
John Martin	25,000.23%		25,000	0
Marcia Martin	250,000	2.34%	250,000	0
Rachel Martin	100,000.93%		100,000	0
McCloud Family Group, Ltd(11)	100,000.93%		100,000	0
Ronald McDonald	25,000.23%		25,000	0
Pierce McNally	1,000	*	1,000	0
Craig Melton	6,500	*	6,500	0
David Michael	25,000	*	25,000	0
Gary Miller	5,000	*	5,000	0
Ed Moon	5,500	*	5,500	0
Gary and Nancy Morin	3,000	*	3,000	0
John Mouganis	107,500	1.008%	107,500	0
Charles Newman	10,000	*	10,000	0
Lloyd Newman	25,000.23%		25,000	0
Kristina Nillson	220,000	2.06%	220,000	0
Michelle O’Neill	5,000	*	5,000	0
Leigh Overland	10,000	*	10,000	0
Terry Painter	5,000	*	5,000	0
Christopher Passodelis	10,000	*	10,000	0
Dan Patterson	1,250	*	1,250	0
RVP, LLC(7)	21,500.20%		21,500	0
Joseph Saffi	20,000.18%		20,000	0
Christopher Swartz	50,000.468%		50,000	0
Michael and Teresa Shuck	5,000	*	5,000	0
Donald Shutts	125,000	.1.17%	125,000	0
Bernard Slutsky	530,000	4.97%	55,000	475,000
Donna E. Smith	2,000	*	2,000	0
Sportslink(8)	10,000	*	10,000	0
Al Stein	110,000	1.05%	20,000	80,000
Michael Sundholm	1,250	*	1,250	0
Ken Tesconi	2,500	*	2,500	0
Jessica Totilla	125,000	1.17%	125,000	0
Trimon LLC(12)	40,000.375%		40,000	0
Mona Lisa Valentino	150,000	1.46%	150,000	0
Ronald Viehweger	100,000.93%		100,000	0
Edward Vozella, Sr.	1,000	*	1,000	0
James Wilson	5,000	*	5,000	0
TOTAL			3,583,876

(1)

Rosemary Filancia and Charles Fremolaro are married

(2)

Laura Katz is the wife of Joshua Katz and holds shares individually and jointly

(3)

Patrice Horgan is the wife of Jame Horgan, and holds shares individually and jointly

(4)

Mary Jo Knox and Susan Knox reside at the same address

(5)

EMF Enterprises is owned by Elissa Filancia.

(6)

JDS Development is owned by Don Shutts

(7)

RVP, LLC is owned by Rocco Arbitell.

(8)

Sportslink is owned by Robert Dowdell.

(9)

Robert and Diane Dowdell are the trustees exercise investment and voting control of the

Dowdell Trust

(10) Gaetano Grasso is the trustee who exercises investment and voting control over the Grass

 Family Trust

(11) Willam, Steven, and John McCloud own the McCloud Family Group, LTD

(12) Richard Bragiel owns Trimon LLC.

*     Represents less than 1% of the issued and outstanding

+     Assumes that all of the shares of common stock offered in this Prospectus are sold and no other shares of common stock are sold or issued during the offering period.

None of the selling shareholders:

(1)

has had a material relationship with us other than as a shareholder at any time within the past three years, except Robert Germony, who supplies meats for us in certain markets, and with whom we have a supply contract;

(2)

has ever been one of our officers or directors; or

(3)

are broker-dealers or are affiliated with broker-dealers.

Certain of the shareholders received stock in settlement of or exchange for services to the company or to the license assignor company.  The names/services provided of those shareholders, and the stock issued on that basis, is as follows:

Name	Number of Shares Received	Nature of Service
Derrick Burrus	1,000	Consulting re: Florida systems
Vincent M. Caschetta	750	Consulting
Vincent R. Caschetta	750	Consulting
Barbara Johnston	125	Consulting re: decor
Gary Celovsky	30,000	Consulting re: Pittsburgh territory
Robert Frazier	2,500	Consulting re: POS system
David Kuchinski	50,000	Consulting re: general business
Craig Melton	3,500	Consulting re: marketing
Deborah Antonucci	10,000	Advertising services
Mary Jo Knox	5,000	Premium on a loan
Susan Ann Knox	5,000	Premium on a loan
John Mouganis	100,000	Financial consulting incentive
John Mouganis	7,500	Consulting
Michelle O’Neill	5,000	Premium incentive for loan
William & Sue Evans	25,000	Loan premium
Marianne Goletz	10,000	Premium incentive for loan
Christopher Passodelis	10,000	Legal consulting
Al Stein	110,000	Agreement for franchising rights
Christopher Schwartz	50,000	Consulting
Don Shutts	125,000	Finance consulting
Robert Germony	25,000	Meat product development
Erik Jensen	25,000	Legal consulting
RVP, LLC	20,000	Territory repurchase
Trimon LLC	40,000	Consulting- sign and logo design
Ronald McDonald	25,000	Store design and menu development
James A. Wilson	5,000	Legal – franchise consulting

Plan Of Distribution

The shares may be sold or distributed from time to time by the selling shareholders, directly to one or more purchasers or through brokers or dealers who act solely as agents or may acquire shares as principals, and the shares may be sold at prevailing market prices or privately-negotiated prices once the shares are quoted on the OTC Bulletin Board, provided however that the selling shareholders may not sell at prices other than the fixed price of $1.00 per share before the shares begin trading on a market  The distribution of the shares may be effected in one or more of the following methods:

(1)

On such public markets or exchanges as the common stock may from time to time be trading;

(2)

In privately negotiated transactions;

(3)

Through the writing of options on the common stock;

(4)

In short sales or long; or

(5)

In any combination of these methods of distribution.

Although we intend to apply for trading of our common stock on the NASD Over-The-Counter Bulletin Board, public trading of our common stock may never materialize. If our common stock becomes traded on the NASD Over-The-Counter Bulletin Board or another exchange, then the sales price to the public will vary according to the selling decisions of each selling shareholder and the market for our stock at the time of resale. In these circumstances, the sales price to the public may be:

(6)

The market price of our common stock prevailing at the time of sale;

(7)

A price related to such prevailing market price of our common stock; or

(8)

Such other price as the selling shareholders determine from time to time.

(9)

The shares may also be sold in compliance with the Securities and Exchange

Commission’s Rule 144.

The selling shareholders may also sell their shares directly to market makers acting as agents in unsolicited brokerage transactions. Any broker or dealer participating in such transactions as agent may receive a commission from the selling shareholders, or, if they act as agent for the purchaser of such common stock, from such purchaser. The selling shareholders will likely pay the usual and customary brokerage fees for such services. If applicable, the selling shareholders may distribute shares to one or more of their partners who are unaffiliated with us. Such partners may, in turn, distribute such shares as described above.

We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders.

We are bearing all costs relating to the registration of the common stock.  The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.  The estimated costs of the offering borne by the company for legal and accounting fees are $25,000.

The selling shareholders must comply with the requirements of the Securities Act of 1933 and the Securities Exchange Act in the offer and sale of the common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

(10)

Not engage in any stabilization activities in connection with our common stock;

(11)

Furnish each broker or dealer through which common stock may be offered, such copies of this Prospectus, as amended from time to time, as may be required by such broker or dealer; and

(12)

Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act.

Legal Proceedings

We are not currently a party to any legal proceedings.

Our agent for service in Delaware is Harvard Business Services, Inc., 25 Greystone Manor, Lewes, Delaware 19958-9776, (302) 645-7400.

Directors, Executive Officers, Promoters and Control Persons

The following is information regarding our sole executive officer and our two directors and their ages as of October 16, 2006:

Director:

Name of Director:	Age

Dean Valentino	49

Executive Officer:

Name of Officer:	Age	Office

Paul Esposito	52	Chief Executive Officer

Dean Valentino	49	President, Treasurer and Secretary

Set forth below is a brief description of the background and business experience of our sole executive officer and our directors.

Dean Valentino:  Mr. Valentino has a B.S. Degree in Business and Marketing from Fairfield University.  He has worked in the field of marketing for over twenty years, much of which experience was in the retail food business.  Mr. Valentino has owned and operated a 200 seat restaurant for a two-year period, and he has also owned several franchises, including Taco Bell Express, Sylvan Learning Center, and Pak Mail.  Mr. Valentino  also owns two Exxon franchises, which he has owned since 1991 and 1994, respectively.  These Exxon franchises include car wash, service bay, and full-service deli, and combined annual sales exceed nine million dollars annually. Mr. Valentino has his Connecticut real estate license and broker’s license.

Paul Esposito:  Mr. Esposito has 17 years of experience as Vice President of Caiati-Drexel Heritage Furnishings, a regional furniture chain for which he had the position from 1978 to 1995. Mr. Esposito was also the founding President of Famous Food Group, Inc., which was originally founded as Toppers Brick Oven Pizza, Inc. in 1995.  Mr. Esposito has served as a marketing and administration consultant to a number of public companies in the food, furniture, and manufacturing industry.

Term of Office

Our Directors are appointed to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board or until they resign.

Significant Employees

We have 3 full time employees:  Dean Valentino, President, Paul Esposito, Chief Executive Officer, and Richard Michael, Director of Franchise Operations.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information concerning the number of shares of our common stock owned beneficially as of October 16, 2006, by: (i) each person (including any group) known to us to own more than five percent (5%) of any class of our voting securities, (ii) each of our directors, (iii) named executive officers and (iv) officers and directors as a group. At this time, only four shareholders fall within these categories. The shareholders listed possess sole voting and investment power with respect to the shares shown.

	Name and Address of	Number of Shares of	Percentage of
Title of Class	Beneficial Owner	Common Stock	Common Stock (1)

Common Stock	Dean Valentino	1,200,000	11.25%
	Director, President,
	Secretary and Treasurer

	Paul Esposito	2,000,000	18.75%
	Chief Executive Officer Richard Michael	2,075,000	19.45%
	John Heskett	1,200,000	11.25%

Common Stock	All Officers and Directors	3,200,000	30%
	as a Group

(1)     The percent of class is based on 10,663,875 shares of common stock issued and outstanding as of October 16, 2006.

The persons named above have full voting and investment power with respect to the shares indicated. Under the rules of the Securities and Exchange Commission, a person (or group of persons) is deemed to be a “beneficial owner” of a security if he or she, directly or indirectly, has or shares the power to vote or to direct the voting of such security, or the power to dispose of or to direct the disposition of such security. Accordingly, more than one person may be deemed to be a beneficial owner of the same security. A person is also deemed to be a beneficial owner of any security, which that person has the right to acquire within 60 days, such as options or warrants to purchase our common stock.

Description of Securities

General

Our authorized capital stock consists of 70,000,000 shares of common stock, with a par value of $0.001 per share, and 1,000,000 shares of preferred stock, with a par value of $0.001 per share. As of October 16, 2006, there were 10,663,875 shares of our common stock issued and outstanding that were held by ninety seven (97) stockholders of record.  Ninety three (93) of these shareholders are offering 3,583,876 shares of our common stock through this prospectus. We have not issued any shares of preferred stock and there are no preferred stock shareholders of record.

Common Stock

The selling shareholders are offering our common stock under this prospectus.  Our common stock is entitled to one vote per share on all matters submitted to a vote of the stockholders, including the election of directors. Except as otherwise required by law or provided in any resolution adopted by our board of directors with respect to any series of preferred stock, the holders of our common stock will possess all voting power. Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all shares of our common stock that are present in person or represented by proxy, subject to any voting rights granted to holders of any preferred stock. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation. Our Articles of Incorporation do not provide for cumulative voting in the election of directors.

Subject to any preferential rights of any outstanding series of preferred stock created by our board of directors from time to time, the holders of shares of our common stock will be entitled to such cash dividends as may be declared from time to time by our board of directors from funds available therefor.

Subject to any preferential rights of any outstanding series of preferred stock created from time to time by our board of directors, upon liquidation, dissolution or winding up, the holders of shares of our common stock will be entitled to receive pro rata all assets available for distribution to such holders.

In the event of any merger or consolidation with or into another company in connection with which shares of our common stock are converted into or exchangeable for shares of stock, other securities or property (including cash), all holders of our common stock will be entitled to receive the same kind and amount of shares of stock and other securities and property (including cash).

Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Preferred Stock

Our board of directors is authorized by our articles of incorporation to divide the authorized shares of our preferred stock into one or more series, each of which must be so designated as to distinguish the shares of each series of preferred stock from the shares of all other series and classes. Our board of directors is authorized, within any limitations prescribed by law and our articles of incorporation, to fix and determine the designations, rights, qualifications, preferences, limitations and terms of the shares of any series of preferred stock including but not limited to the following:

(a)     the rate of dividend, the time of payment of dividends, whether dividends are cumulative, and the date from which any dividends shall accrue;

(b)     whether shares may be redeemed, and, if so, the redemption price and the terms and conditions of redemption;

(c)     the amount payable upon shares of preferred stock in the event of voluntary or involuntary liquidation;

(d)     sinking fund or other provisions, if any, for the redemption or purchase of shares of preferred stock;

(e)     the terms and conditions on which shares of preferred stock may be converted, if the shares of any series are issued with the privilege of conversion;

(f)     voting powers, if any, provided that if any of the preferred stock or series thereof shall have voting rights, such preferred stock or series shall vote only on a share for share basis with our common stock on any matter, including but not limited to the election of directors, for which such preferred stock or series has such rights; and

(g)     subject to the above, such other terms, qualifications, privileges, limitations, options, restrictions, and special or relative rights and preferences, if any, of shares or such series as our board of directors may, at the time so acting, lawfully fix and determine under the laws of the State of Delaware.

Dividend Policy

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Share Purchase Warrants

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

Options

We have not issued and do not have outstanding any options to purchase shares of our common stock.

Convertible Securities

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

13         Interest of Named Experts and Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest exceeding $50,000, direct or indirect, in the registrant. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Heskett & Heskett, our independent legal counsel, has provided an opinion on the validity of our common stock.  John Heskett, of Heskett & Heskettowns 1,200,000 shares of our common stock.

Michael Cronin, independent certified public accountant, has audited our financial statements included in this Prospectus and registration statement to the extent and for the period set forth in their audit report.  Michael Cronin has presented their report with respect to our audited financial statements.  The report of Michael Cronin is included in reliance upon his authority as an expert in accounting and auditing.

Disclosure of Commission Position on Indemnification for Securities Act Liabilities

Our articles of incorporation provide that, to the fullest extent permitted by the Delaware General Corporation, a director of the corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.  Our articles of incorporation do not provide that we will indemnify an officer, director, or former officer or director. We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act of 1933 is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable.

15       Organization Within Last Five Years

The Famous Uncle Al’s restaurant concept has been in operation since 1985 when the original “Uncle Al”, Al Stein, opened the first restaurant in Virginia Beach, VA. That restaurant continues to operate successfully under Al Stein’s management. Seven additional Famous Uncle Al’s Hot Dogs restaurants were opened by independent operators in the Virginia Beach area under various licensing agreements with Al Stein and continue to operate. One store is owned and operated by Mr. Stein’s son and one by a former employee.

The company has depended to a significant extent on the format, layout, product line, procedures and general business model of those restaurants, in particular on the original restaurant that has been operating for approximately 20 years. The company has spent considerable resources and time in developing the restaurant franchise model based on the existing restaurants. Al Stein remains available for consultation and will serve on the company’s board of advisors.

The franchise assignor sold several regional franchise territories prior to assigning the franchise to us.  Company came into those agreements under the global type of arrangement provided for under the Settlement Agreement of October 6, 2006, under which company agreed to assume the debts, liabilities and obligations of the company from which we were acquiring the franchise license in exchange for licensing rights.  There are currently 13 franchised restaurants opened. Two additional franchised restaurants are under contract and/or under construction.  A regional franchisee purchases a defined geographic area and is obligated to develop Famous Uncle Al’s Hot Dogs & Grille restaurants in their defined territory. Regional franchisees endeavor to sell the individual franchise opportunity to prospects. The company benefits in the short term by receiving a one-time fee from the regional franchisee and a one-time fee from each individual franchisee that the regional franchisee sells. The company benefits long term from the weekly ongoing royalties collected from each individual franchise. This structure is designed to create a network of regional franchisees that serve as a sales force for the company. Regional franchisees are compensated on a commission basis only. The company believes that this structure will allow the company to develop a dedicated national sales and marketing infrastructure without incurring the financial liability of supporting employed sales persons

Operating franchises are located in:

Deltona, FL

Daytona, FL

University Central Florida, Orlando FL

Cocoa Beach, FL

Winter Spring, FL

Pittsburg, PA

Virginia Beach, VA

Franklin, VA

Las Vegas, NV

Melbourne, FL

Naples, FL

Destin, FL

Danbury, CT

Franchises under construction or contract:

Pittsburg, PA

Virginia Beach, VA

16         Description of Business

We were incorporated as National Franchise Directors, Inc., under the laws of the State of Delaware on March 4, 2005.  We were formed for the purpose of receiving future and existing restaurant franchising rights from Famous Uncle Al’s Hot Dogs, Inc., also a Delaware corporation.  Famous Uncle Al’s Hot Dogs, Inc., owned the exclusive worldwide right to franchise quick service restaurants operating under the “Famous Uncle Al’s Hot Dogs” name.  The Famous Uncle Al’s Hot Dogs restaurants serve hot dogs and other style sandwiches that use secret recipes and preparation techniques created by Al Stein, the original “Uncle Al”.  Al Stein stills owns and operates 1 restaurant in the Tidewater Beach, Virginia area, which restaurant operates under the Famous Uncle Al’s name, but is not affiliated with Famous Uncle Al’s Hot Dogs, Inc., or Famous Uncle Al’s Hot Dogs & Grille, Inc.  Al Stein and his related franchising corporation granted the exclusive national and international franchising license to Famous Uncle Al’s Hot Dogs in November 2002, and those rights were assigned to National Franchise Directors, Inc., on October 6, 2005, for an aggregate price of $555,216, as detailed at Note 2 to the December 31, 2005 Financial Statements below.  National Franchise Directors changed its name to Famous Uncle Al’s Hot Dogs & Grille, Inc. on October 25, 2005.  Famous Uncle Al’s Hot Dogs, Inc., opened its first franchised restaurant in May 2004 in Deltona, Florida, and has subsequently opened twelve (12) additional franchised stores.   We currently have two franchised restaurants under contract or construction.

Terms of Material Agreements

The franchise agreement obligates the franchisee to open a Famous Uncle Al’s Hot Dogs & Grille restaurant in a specific area.  The franchisee pays a $17,500 franchise fee and, for franchisee signing agreements after July 18, 2005, a 7% royalty on sales. Franchise agreements signed prior to July 18, 2005 are to pay a sales royalty of 6%. Of our 14 franchisees, 12 are subject to the 6% royalty fee, and 2 are subject to the 7% royalty fee, though at this point not all sales royalties have been collected, as we are giving some franchisees a royalty holiday or partial royalty holiday through a date yet to be determined by management. The royalty holiday was granted as a means of assisting stores by virtue of temporarily reducing their overhead. Most stores have been restored to full royalty and all will be restored within 90 days of October 1, 2006. No new stores will be granted a holiday after October 1, 2006.   We will not receive the payments that would have been due during the royalty holiday.

The franchisee is financially responsible for the build-out of the restaurant, including purchase or lease of equipment, furniture, signs, point of sale register system and for the installation of the Famous Uncle Al’s approved décor package. The décor requires particular arrangement of the furniture and equipment and specific colors and decorations. The franchisee is obligated to purchase approved food and supplies and to offer consumers menu items prepared in accordance with company standards. The franchisee is required to operate the restaurant in accordance with methods and procedures prescribed by the company. A franchise is agreement term is 10 years with options to renew each successive 5 years.  The franchisee is also obligated to pay a 1% contribution to an advertising fund..  The 1% marketing contribution to the advertising fund has not been collected from any of the stores. The company will start to collect the 1% contribution in the future. The advertising fund is designed to fund national or regional advertising. At this time management does not believe that the overall density of locations, proximity of locations to each other and the total funds that would be collected will support any meaningful national or regional advertising campaign. The company may begin collection of this 1% at any time.

The regional franchise agreement obligates a regional franchisee to oversee the marketing, sales and continued monitoring of individual franchised restaurants. The regional franchisee pay a fee for the right to develop a defined geographic territory. The regional Franchisee receives an ongoing royalty of 2% on the sales of each of the restaurants within the territory. The term is 10 years with option to renew in successive 5 year terms.

The franchise licensing rights grant the company the worldwide exclusive right to franchise restaurants under the Famous Uncle Al’s Hot Dogs and Famous Uncle Al’s Hot Dogs & Grille name and to utilize the Famous Uncle Al’s system, procedures and methods to operate the restaurants. The term is 75 years and requires that the company make payments to Al Stein, the originator of Famous Uncle Al’s restaurants. As of October 16, 2006, we are obligated to pay Mr. Stein $1,750 per month in franchising fees. This amount escalates to $2,000 per month effective January 1, 2007, $2,250 per month effective April 1, 2007, and $2,500 per month effective July 1, 2007.  We plan to pay these royalties from working capital or revenues.  If we do not comply with our contractual obligations to make the designated royalty payments to Al Stein, we could be found to be in breach of contract, and Mr. Stein could terminate our license if we do not correct the breach within 90 days after we are given notice of such a breach.

The agreement also provides an option for the company to purchase the rights in lieu of continuing payments.

Principal Products:

Famous Uncle Al’s Hot Dogs restaurants offer premium quality hot dogs, sausages, hamburgers and soft drinks.  The hot dog products are private-labeled under the Famous Uncle Al’s label, and are an all-meat, natural casing hot dog, containing no preservatives or fillers.  The hot dogs are cooked on a flat grill to maximize flavor and texture, and the grill is in open view of the front window and customers.  A counter and tables are available to diners.  Stores are typically about 1200 square feet in size, and are well suited to strip center location.

Franchisee Training:

Each franchisee, prior to opening a Famous Uncle Al’s Hot Dogs & Grille, is required to attend a training program in an existing restaurant.  Franchisees are also trained in their own restaurant by qualified company personnel to the satisfaction of the company. Staff for each store is trained on site.

Competitive Business Conditions:

The fast food restaurant industry is highly competitive and can be significantly affected by many factors, including changes in local, regional or national economic conditions, changes in consumer tastes, consumer concerns about the nutritional quality of quick-service food and increases in the number of, and particular locations of, competing restaurants.  Factors such as inflation, increases in food, labor and energy costs, the availability and cost of suitable sites, fluctuating interest and insurance rates, state and local regulations and licensing requirements and the availability of an adequate number of hourly paid employees can also adversely affect the fast food restaurant industry.  Multi-unit restaurant chains like the company can also be substantially adversely affected by publicity resulting from food quality, illness, injury, or other health concerns.  Major chains, which have substantially greater financial resources and longer operating histories than the company, dominate the fast food restaurant industry.  The company competes primarily on the basis of location, food quality and price.  Changes in pricing or other marketing strategies by these competitors can have an adverse impact on the company's sales, earnings and growth. There can be no assurance that the company will be able to compete effectively against its competitors.  In addition, with respect to the sale of franchises, the company competes with many franchisors of restaurants and other business concepts for qualified and financially capable franchisees.

Competition on the consumer level, in general, consists of any mid priced quick serve or fast food eating establishment within the trading area of a Famous Uncle Al’s Hot Dogs & Grille restaurant. Competition consists of delicatessens, diners, pizza parlors, established fast food restaurants such as McDonalds, Wendy’s and Burger King as well as numerous other eating establishments. Competition, particular to the specialty of hot dogs, consists of local restaurants specializing in hot dogs and hot dog carts. Competition also consists of established hot dog specialty chains such as Nathan’s Famous and Weinerschnitzel. To date no Famous Uncle Al’s restaurant has been opened in proximity to any nationally recognized chain restaurant specializing in hot dogs.

Competition regarding franchise sales, in general, consists of many franchise opportunities with similar start up costs in all categories. Besides food franchise opportunities such as Blimpies, Subway and Quiznos competition also includes non-restaurant opportunities. Some of those opportunities are pack and mail outlets, diet and health centers and domestic cleaning services.

Competition regarding franchise sales, particular to the specialty of hot dogs is limited. The most notable competitors are Weinerschnitzel with 340 units, located primarily in California and Nathans Famous Hot Dogs with 433 units. There are several smaller franchise competitors such as Flukys with 3 units in Illinois and Angels with an unknown number of stores in nine states.

The company does not consider the larger established franchise restaurants, such as McDonalds and Wendy’s to be direct competition. With start up costs typically less than $ 200,000 the company is seeking owner operators who will finance their own Famous Uncle Al’s restaurant.  The larger established fast food franchises require start up funding in excess of our typical prospects financial ability.

Sources/names of Raw Materials Suppliers:

The company and its prospective franchisees purchase all of its fresh meats from three main suppliers.  Company has had no problems obtaining fresh meats or supplies, and company believes that alternative suppliers are readily available.

Patent/Licenses:

The company markets itself under its Famous Uncle Al’s Hot Dogs trademark.  The company has received trademark and service mark protection of this name and related designs from the United States Patent and Trademark Office and considers these trademarks and service marks to be important to its business.  The company received the right to this trademark by virtue of its application to the U.S. Patent and Trademark Office, and the approved assignment of it to us, dated August 16, 2005.  The continuing right to license under this assignment is considered essential by the Company.

Costs of becoming a Public Company

There are additional costs of going public and those costs may be material to our ability to be profitable. We will become a publicly-traded company and, accordingly, subject to the financial, management, governance and reporting requirements of the U.S. securities laws. The public company costs of preparing and filing annual and quarterly reports, proxy statements and other information with the SEC and furnishing information, including, without limitation, audited reports, to stockholders will cause our expenses to be higher than they would be if we remained privately-held. In addition, we will incur substantial expenses in connection with the preparation of this prospectus and related documents with respect to the registration of the shares covered hereby.

Effect of Government Regulations:

The company is subject to a variety of federal, state, and local laws affecting the conduct of its business.  Operating restaurants are subject to various sanitation, health, fire and safety standards and restaurants under, or proposed for construction, are subject to state and local building codes, zoning restrictions and alcoholic beverage regulations.  Difficulties in obtaining or failure to obtain required licenses or approvals could delay or prevent the development or opening of a new restaurant in a particular area. The company is also subject to the Federal Fair Labor Standards Act, which governs minimum wages, overtime, working conditions and other matters, and the Americans with Disabilities Act, which became effective in January 1992. The company believes that it is in compliance with such laws, and that the franchised restaurants have all applicable licenses as required by governmental authorities.

The company is subject to regulations of the Federal Trade Commission (the "FTC") and various states relating to disclosure and other requirements in the sale of franchises and franchise operations.  The FTC's regulations require the company to timely furnish prospective franchisees a franchise offering circular containing prescribed information.  Certain state laws also require registration of the franchise offering with state authorities.  Other states regulate the franchise relationship, particularly concerning termination and renewal of the franchise agreement.  The company believes that it is in compliance with the applicable franchise disclosure and registration regulations of the FTC and the various states that it operates in.

While the company intends to comply with all federal, state and foreign laws and regulations, there can be no assurance that it will continue to meet the requirements of such laws and regulations, which, in turn, could result in a withdrawal of approval to franchise in one or more jurisdictions.  Any such loss of approval may have a material adverse effect upon the company's ability to successfully market its franchises.  Violations of franchising laws and/or state laws and regulations regulating substantive aspects of doing business in a particular state could subject the company and its affiliates to rescission offers, monetary damages, penalties, and/or injunctive proceedings.  The state laws and regulations concerning termination and non-renewal of franchisees are not expected to have a material impact on the company's operations. In addition, under court decisions in certain states, absolute vicarious liability may be imposed upon franchisors based upon claims, there can be no assurance that existing or future franchise regulations will not have any adverse effect on the company's ability to expand its franchise program.

Research and Development in last 2 years:

No direct costs have been incurred for research and development in the last 2 years, although management has spent time developing the business model, attending trade shows in the food services industry, and compiling demographic data related to potential franchises.

Cost of Compliance with Environmental Laws:

None.

Employees:

Total number of employees:   3

Total number of full-time employees:  3

Subsidiaries

There are no subsidiaries of company.

Reports to Security Holders:

At this time, we are not required to provide annual reports to security holders.  We do not plan to provide annual reports to security holders in the future.  We do not currently file reports with the SEC, but we intend to become a reporting company after this prospectus is accepted as final by the SEC. The public may read and copy any materials we file with the SEC at the SEC’s public reference room, 100 F Street, N.E., Washington, D.C. 20549, and may obtain information about the operation of that reference room by calling the SEC at 1-800-SEC-0330.  The SEC maintains an Internet website that contains reports, proxies, and information regarding issuers that file electronically with the SEC.  The SEC website is: http://www.sec.gov.  Information about us can be obtained from our corporate website as well, located at www.famoushotdogs.com.  Information accessed on or through our website is not deemed part of this prospectus.

17         Management’s Discussion and Analysis of Financial Condition and Results of Operations

“Public Company Costs”

As a public company, we will incur significant legal, accounting and other costs that we have not previously incurred as a private company. The Sarbanes-Oxley Act of 2002 and related rules of the SEC and The NASDAQ Stock Market regulate corporate governance practices of public companies. We expect that compliance with these public company requirements, including ongoing costs to comply with Section 404 of the Sarbanes-Oxley Act, which includes documenting, reviewing and testing our internal controls, will increase our general and administrative costs. These costs will also include the costs of our independent accounting firm to issue an opinion on our assessment and the effectiveness of our internal controls on an annual basis.  We also may incur higher costs for director and officer liability insurance.  Our expected reporting will be $10,000 for an independent audit assessment and $10,000 in legal fees associated with compliance. We cannot predict or estimate the amount of additional costs we may incur as a result of being a public company or the timing of such costs.”

Plan of Operations for the next 12 months –

The company intends to accelerate the business development model utilized by the predecessor company. The company’s primary short and long-term purpose is to continue to cause “Famous Uncle Al’s Hot Dogs & Grille” franchised restaurants to be opened.

The company utilizes an industry standard structure of selling, or assigning, defined geographic territories to developers, also known as regional franchisee or territory director. The assigned developers are required to sell a prescribed number of franchise contracts. Developers work in cooperation with the company to attract prospective franchisees through various forms of advertising and marketing methods.

Developers may meet with prospects individually or in formal group presentations. Part of the selling process may include visits to existing units, discussions with existing franchise owners and contact with company management.

The company will accelerate this process by investing in additional advertising, generating new sales and marketing materials, developing new marketing methods and other means. The company intends to continue to recruit additional developers and franchise owners into the foreseeable future.

During the next 12 months the company will implement a plan to enhance the company’s position within the industry and with the public. Working with a qualified foodservice specialty marketing and advertising agency the company will focus on improving brand recognition targeting both consumers and the foodservice industry.

Besides continuing its sales efforts through its network of developers the company will also target Franchise and restaurant investor groups. These groups typically purchase and operate multiple unit franchise operations that meet particular criteria. The company will identify and approach those groups for whom Famous Uncle Al’s Hot Dogs & Grille would be a suitable multiple unit investment.

Cash requirements of Company

The company operates on a low fixed overhead. Cash requirements can be satisfied by maintaining the company’s modest growth pattern. Additional funds will be required to implement an aggressive accelerated growth plan.

Our plan of operations, whether for modest or accelerated growth, consists of marketing the sale of franchises and regional franchises. Advertising is used to attract prospects to the individual and regional franchise opportunities. Follow up meetings with individual prospects as well as seminar style meetings for groups of prospects are the methods used to present a comprehensive description of the Famous Uncle Al’s Hot Dogs & Grille opportunity to prospects. Marketing for new restaurant franchised stores is targeted in areas where existing restaurants are operating and a regional franchisee is assigned. Regional franchise prospects are targeted in areas that do not have regional franchisees in place.

Marketing efforts and methods, currently considered modest, will be accelerated to the extent that additional capital will support. Currently our efforts are limited by the number of qualified personnel available to implement the marketing strategy and advertising and travel and entertainment  budget constraints.

Plans for additional funds

Additional funds will be required to implement accelerated growth plans.  The company has made no significant effort to secure additional sources financing at this time. The company intends to seek funding of up to $ 2,000,000 to support an accelerated marketing effort. Funds will be utilized to hire qualified sales and marketing personnel, increased advertising and to pay for other expenses associated with marketing such as travel, lodging and entertainment. Selling franchises is dependent, in great part, on the ability of the company representative to present the opportunity in a highly professional manner to prospects. The company works closely with regional Franchisees to market individual franchises in each territory.

If efforts to raise significant capital fail to procure any funds then the company will continue with its current “modest” growth pattern indefinitely or until the company successfully raises the desired capital. If the company raises less, or more, than the desired amount then efforts will be scaled to the amount of funds available.

Product development or research planned during next 12 months

The company will continue to refine its in-store operating systems, menu offerings, location strategy and local consumer targeted marketing tactics.  The company will continue to refine its administrative systems including information technology, installing a system wide remote polling and automatic ACH royalty collection system.

Upcoming purchases or sale of plant or equipment

The Company has no plans for any significant plant or equipment purchases.

Expected changes in number of employees

The company expects to employ or contract for additional field support and inside administrative support personnel as needed to support its growth. The company does not expect a significant change in the next 12 months.

Results of Operations

The Company’s primary sources of revenue are fees collected from the sale of regional territories to developers, fees from the sale of individual franchises and continuing royalties from individual franchised stores.

Geographic territories are sold to developers at a cost of approximately $ 40,000 to $60,000. Developers are authorized to sell individual franchises within the territory. The territories are based on population density, local economic conditions, availability of suitable retail sites, demographics and to some extent the ability of the developer. Each territory contract requires the developer to fulfill an annual quota of sold franchises. Developers receive a portion of the individual franchise fee and a portion of the continuing royalties from each unit. The company has determined that there are at least 100 territories in the US that can be considered for sale to developers.

Franchises are sold on an individual basis to franchisees within the Regional territories. The franchise fee is $ 17,500. The selling developer receives $ 10,000 from each franchise sold. Based on information regarding other US franchise systems the company believes that there is as many as 5000 suitable retail locations in the US.

Financial condition, changes in financial condition, and results of operations for last two fiscal years.

Activities of the company for the last two fiscal years and prior years have been primarily start up and development related. The company expended significant resources in the development and refinement of the company’s franchise product, a turn key restaurant franchise based on a proprietary menu and operation system. The company created and refined its menu offerings, store design and theme, food preparation methods and equipment and product sourcing. The company compiled the information into related operations manuals and other informational packages.

A conforming Uniform Franchise Offering Document was completed to comply with Federal Trade Commission requirements as well as some individual State requirements.

Those activities were funded through investments and sales revenue generated by the sale of regional territories and individual franchise sales.

Loans and borrowings

The assignor company, Famous Uncle Al’s Hot Dogs, Inc., utilized funds from private placements and loans to develop the original concept of locally owned hot dog restaurants into a  marketable franchise opportunity. This included legal fees associated with complying with relevant franchise laws and regulations, developing a broader menu selection, creating a uniform décor package, designing store layout options to accommodate specified cooking and preparation equipment and furniture arrangements. Funds were utilized to develop sources of specified products including development of proprietary private labeled meat products.  Funds were also utilized for office rents and general overhead.

In the last twelve months the company has received the following loans, as detailed:

The company has received loan proceeds of $ 100,000 from the company president, Dean Valentino. Original date of the loan is 11/30/05. The terms of this loan are one balloon payment due 11/30/2010 with simple annual at 10%. The principle of $ 100,000 and interest of $ 61,051.00 are due simultaneously. The company may prepay all or any part of the loan without penalty.

The company has not received any other loan proceeds in the past 12 months.

In the past twelve months the company has received a total of $ 135,000 from private placements.

Hugh Koellhoffer	100,000	$50,000.00
Michael Dimyon	20,000	$20,000.00
Daniel DiBuono	10,000	$10,000.00
Joseph Saffi	20,000	$20,000.00
Nilsson	20,000	$20,000.00
Subscriptions after 12/31
Cohen,Steven	5,000	$5,000.00
Overland	10,000	$10,000.00
Total	225,000	$135,000.00

The company has received, from loans and private placements, a total of $ 235,000 in funding. The company depended on these funds for legal fees (SEC and franchise attorney), product enhancements and development, G&A, marketing, advertising and other start up expenses.

The $ 100,000 loan from our president is due as a balloon payment in 2010, principle and interest totaling $161,051. The company intends to repay this loan from earned income, replacement or refinancing of the loan, or future offerings or a combination of these means.

The company has debt liabilities as part of the settlement agreement with the franchise license assignor. $ 300,000 is due Sept 15, 2007, with simple interest of 8%, to 2 parties. The company intends to repay this loan from earned income, replacement or refinancing of the loan, or future offerings or a combination of these means.

The company has assumed $55,000 in notes payable to 6 individuals in connection with its purchase of the licensing rights. The collective original amount of the notes was $85,000. The notes are to be paid through proceeds derived from the sale of future franchises in or near the original subject store territory. The company intends to pay in accordance with the terms of the notes or prepay from earned income, replacement or refinancing of the loan, or future offerings or a combination of these means.

The company intends to repay those funds from revenues generated by continued operations.

Past and future financial condition and results

The company believes that the most significant start up and development costs associated with the primary business of the company have been expended. The company will continue to refine all aspects of its operations but does not require any further significant investment in developing the basic aspects of the company’s primary offerings, franchise or retail.

With the start up and development stages completed, management has now turned its full attention to aggressively marketing its franchise offerings.

Key variables and qualitative/quantitative factors necessary to understand/evaluate business

The business requires a multi tiered administrative and sales structure to support an exponential growth pattern. The company utilizes regional developers to extend the company’s sales and field administration capacity. Developers are independent contractors that are responsible for the sale of franchised restaurants in their territory and for continuing monitoring and enforcement of the company’s requirements for restaurant operations. The company believes that this structure provides the most cost effective means to provide field management and a national sales force.

The company’s ability to attract suitable regional developers and the ability of the individual developer are important factors to the growth of the company.

The company’s long-term success is dependent on the royalty stream generated by individual franchised units. Royalty fees are 7% of each unit’s volume, collected weekly. Out of that stream the developer is paid 2% of the volume on units within that territory, netting the company a 5% royalty stream. This net revenue is unencumbered by any further commissions or direct expenses. The royalty is based on the gross retail sales generated by each franchised unit and is not discounted or adjusted. The actual profitability of the franchised unit, revenue less expense, is not a direct factor in determining the revenue to, or profitability of, the company.

The company will focus on increasing the royalty stream by adding additional franchised units to the system and increasing same store sales. Although individual profitability of each unit does not directly impact the company’s revenues or profits it is imperative that the company assure the profitability of the individual units. Units closed because of lack of unit profitability for the franchisee will result in reduced revenue for the Company. Reduced sales volume in a unit will result in reduced royalty revenue to the company. Vital to attracting franchisees is the reasonable expectation of profitability to be derived from a franchised restaurant. Franchisees will purchase a franchise only if they believe it has a good chance of profitability. Those profit expectations can most accurately be extrapolated from information derived from existing units. Negative profitability reports from existing units can dramatically impact the ability of the company to continue to attract franchisees.

The company is dependent on the sale, and continuing operation of, individual franchised restaurants. The company will continue to streamline restaurant operations, adjust menu offerings, source products, and arrange product discounts for the benefit of the individual units.

Local, regional and national consumer targeted advertising programs will be implemented to impact restaurant retail sales.

Known trends or factors reasonably likely to have a material impact on short or long term liquidity

The company does not foresee any known trends or uncertainties within the foodservice industry that might have a material impact on the business or liquidity. The company does not anticipate any event that would require the company to strain its resources. The company’s fixed overhead and expenses are limited. Variable expenses are directly related to the level and intensity of the company’s sales and marketing efforts. These expenditures are controllable and generally produce a short-term return at least equal to the expenditure.

Liquidity and Capital Resources

The company is dependent on continuing sales of Regional and individual Franchises for liquidity.  At October 16, 2006, the company had working capital of approximately $75,000.  The company's operations have been financed to date through sales of its common stock through private placements, loans, sales of franchise territory agreements and royalties from franchisee sales.  The company requires significant additional capital for the expansion of its franchising operations.  The company believes that $75,000 will be sufficient to fund its operations until at least December 31, 2006.  The company’s current monthly administration costs are approximately $8,500.

Material commitments for capital expenditures and source of such funds

The company does not anticipate any significant capital expenditure.

Known trends or factors reasonably expected to have material impact on net sales or revenue or income from continuing operations

The prevailing trend in the quick serve foodservice industry is towards the limited service casual dining experience. This trend is in line with the company’s Famous Uncle Al’s Hot Dogs & Grille concept. The company’s restaurants offer limited table service with quick service at moderate prices. Knowledge of this industry trend is more likely to impact investment decisions by franchise investment groups and franchise financing companies than that of individual franchisees. Although an important beneficial trend for the company, management does not expect any specific quantifiable impact.

The company’s business is not subject to any particular events other than general economic conditions. Being a moderately priced dining establishment the company believes that even a severe economic downturn would not significantly impact retail sales in existing locations. A severe economic downturn could affect the ability to attract new franchisees.

The company’s core retail product is hot dogs. An interruption in the supply of hot dogs would have a major material impact on retail operations. A dramatic price increase for the product would also impact retail sales and/or the profitability of individual franchises.

The company uses private label Famous Uncle Al’s hot dogs packed exclusively for the company. A disruption in supply from the packer would be temporarily disruptive, however equivalent quality product can be obtained from other sources.

The company’s hot dog product contains beef and pork. A general interruption in the supply of either of those commodities would be detrimental.

Significant elements of income or loss not arising from continuing operations

In previous years significant expenditures were for development and start up costs. Going forward the company does not anticipate any significant element of income or loss not related to continuing operations.

Causes for any material changes from period to period in one or more line items of  financial statements

Material changes in line items would be most substantially increases in income from Regional franchise and franchise fees. Expense items would most likely be advertising costs.

Seasonal aspects of business having a material effect on financial condition or results of operation

Individual restaurants are subject to local seasonal effects. However the company expects that operating units will be in various areas of the US and that their individual operating fluctuations will be balanced and have limited impact on the company’s seasonal revenue.

Material commitments of Regional Franchise operators

There are several regional franchise operators.  Each regional franchise operator is committed by contract to sell a minimum number of individual franchises within a designated geographic area. Each regional franchise operator is responsible for advertising and promotional activities within their assigned territory to attract franchise prospects. Each regional franchise operator is responsible for supervising the opening process for each unit, assisting the franchisee with site selection, lease negotiations, contractor and build out coordination, equipment installation and local marketing. Regional franchise operators are trained to comply with FTC and state franchising regulations.

18         DESCRIPTION OF PROPERTY

The company currently has offices at 100 Mill Plain Road, Danbury, CT 06811. The Danbury, CT, office is 900 sq feet, and is located in a modern office complex. The building provides flexible expansion options.

Operating franchises are located in:

Danbury, CT

71 Newtown Road

Commerce Plaza

Danbury, CT 06810

Winter Springs, FL

Winter Springs Town Center

1188 Cliffrose Dr

Winter Springs, FL 32708

Orlando, FL

University Of Central Florida

UCF Student Union Building

University of Central Florida

Orlando, FL 32826

Melbourne,FL

1309 S. Babcock St.

Melbourne, FL

Cocoa Beach, FL

5675 Atlantic Ave. (US Route A1A)

Cocoa Beach, FL

Daytona Beach Shores, FL

2136-D S. Atlantic Ave.

Daytona Beach Shores, FL 32118

Deltona, FL

1235-P Providence Blvd.

Deltona, FL

Franklin, VA

1382 Armory Dr.

Franklin, VA 23851

Virginia Beach, VA

1581 General Booth Blvd # 111

Virginia Beach, VA 23454

Pittsburgh, PA

322 Curry Hollow Rd.

Pleasant Hills, PA 15236

Las Vegas, NV

Rainbow South Plaza

7835 S Rainbow Blvd

Suite #22

Las Vegas, NV 89139

Destin, FL

763-2 Harbor Blvd

Destin, Fl  32541

Naples

1485 Pine Ridge Road,

Unit #3

Naples, FL 34109

Franchises under construction or contract:

Pittsburg, PA

Virginia Beach, VA

19         CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

By Settlement Agreement dated October 6, 2005, company executed two promissory notes for $150,000 each, one of which was to Paul Esposito, our Chief Executive Officer, and one to Richard Michael, our marketing director.  The notes were issued to Esposito and Michael in consideration of their services to the assignor of the franchise licensing rights to the company.  Esposito and Michael negotiated the original franchise licensing agreement between the assignor, Famous uncle Al’s hot Dogs, Inc. and Al Stein and his related companies for the worldwide rights to franchise the restaurant concept associated with the name “famous uncle Al’s Hot Dogs”. They then developed an enhanced version of the original concept to make the concept suitable for franchising. This involved creating a template for individual restaurants that could be duplicated in a variety of locations including; streamlining internal operations, creating an expanded menu selection, redesigning the décor, contracting for national availability of conforming furniture and equipment, developing and contracting the manufacture of proprietary menu ingredients (Famous Uncle Al’s branded hotdogs), sourcing of other specific ingredients, establishing owner and employee training methods, establishing standards for store construction, establishing distribution methods for food products to be delivered to each restaurant, Further activities included day to day administration and operations.

The purpose of the settlement agreement was to settle with parties who had performed services for the assignor, or who had invested funds in the assignor or its parent company after the franchise licensing rights had first been acquired by the assignor, and with the original owner of the franchise rights, Al Stein. The settlement agreement and assignment of the franchise rights to the company arose as a result of  the failure or the assignor and it parent to raise sufficient capital to support the advancement of the business.

On November 30, 2005, Dean Valentino, our President, Secretary, Treasurer and sole Director, made a loan of $100,000 to the company.  The terms of the loan provide for a balloon payment of the principal due five years from the date of execution, plus a one-time payment of $60,051 interest.  Mr. Valentino is also one of the company’s regional franchisees.  Mr. Valentino’s agreement is like those executed with other regional franchisees in all material terms.  Mr. Valentino paid $40,000 for the regional territory that includes Fairfield County, Connecticut.  He will receive 2% of the 7% royalty collected for sales in his territory.

Except for the foregoing, none of the following parties has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us, other than noted in this section:

1.     Any of our directors or officers;

2.     Any person proposed as a nominee for election as a director;

3.     Any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding shares of common stock;

4.     Any of our promoters;

5.     Any relative or spouse of any of the foregoing persons who has the same house as such person.

20         Market for Common Equity and Related Stockholder Matters

No Public Market for Common Stock

There is presently no public market for our common stock. We anticipate making an application for trading of our common stock on the NASD over the counter bulletin board upon the effectiveness of the registration statement of which this Prospectus forms a part. However, we can provide no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize.

The Securities Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock, to deliver a standardized risk disclosure document prepared by the Commission, that: (a) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading; (b) contains a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of Securities’ laws; (c) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and the significance of the spread between the bid and ask price; (d) contains a toll-free telephone number for inquiries on disciplinary actions; (e) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and (f) contains such other information and is in such form, including language, type, size and format, as the Commission shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with: (a) bid and offer quotations for the penny stock; (b) the compensation of the broker-dealer and its salesperson in the transaction; (c) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (d) a monthly account statements showing the market value of each penny stock held in the customer’s account. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitably statement.

These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our stock if it becomes subject to these penny stock rules. Therefore, if our common stock becomes subject to the penny stock rules, stockholders may have difficulty selling those securities.

Holders of Our Common Stock

As of the date of this registration statement, we had ninety seven (97) registered shareholders.

Stock Option Grants

To date, we have not granted any stock options.

Dividends

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends. The Delaware Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

(1)     We would not be able to pay our debts as they become due in the usual course of business; or

(2)     Our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends and we do not plan to declare any dividends in the foreseeable future.

21         Executive Compensation

SUMMARY COMPENSATION TABLE
Annual Compensation
Name and	Fiscal	Annual	Restricted Stock
Principal Position	Year	Bonus	Compensation

Dean Valentino, President And sole Director	2005	0	0

	2006	0	0

Paul Esposito, Chief Executive Officer	2004	0	0
	2005	0	0
	2006	$15,000	0

Long Term Compensation

	Securities
Name and	Underlying	Options	All Other
Principal Position	Awards	No. of Shares	Compensation
Dean Valentino, President And sole Director	2005	0	0

	2006	0	0

Paul Esposito, Chief Executive Officer	2004	0	0
	2005	0	0
	2006	0	0

The table below summarizes all compensation awarded to, earned by, or paid to our sole executive officer for all services rendered in all capacities to us through and including the date of this prospectus, which is October __, 2006. We have not yet formalized a compensation package. Except for the $15,000 paid to Mr. Esposito in 2006, we have not paid cash to any of our officers for their services to the company.

Stock Option Grants

We have also not granted any stock options since our inception on March 4, 2005, including any directors, officers or employees.

22         Financial Statements

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Michael F. Cronin
Certified Public Accountant
Rochester, NY

Orlando, FL

Board of Directors and Shareholders

Famous Uncle Al’s Hot Dogs, Inc.

Danbury, Connecticut

I have audited the accompanying balance sheet of Famous Uncle Al’s Hot Dogs, Inc. as of October 5, 2005 , and December 31, 2004 and the related statements of operations, stockholder’s deficiency  and cash flows for the periods then ended The financial statements are the responsibility of management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with the standards established by the Public Company Accounting Oversight Board (United States). Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor was I engaged to perform, an audit of its internal control over financial reporting. My audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, I express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Famous Uncle Al’s Hot Dogs, Inc.  as of October 5, 2005 and December 31, 2004 and the results of its operations, its cash flows and stockholders’ deficiency for the periods then ended in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 5 of the financial statements, the Company is a development stage Company with no revenue, resulting in a loss from operations.. The Company may not have adequate readily available resources to fund operations through December 31, 2006. This raises substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 5. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. As described in note 6, on October 5, 2005 all operations were discontinued and substantially all Company assets were sold or, in the case of the licensing rights, rescinded.

November 28, 2006

/s/ Michael F. Cronin

Michael F. Cronin
Certified Public Accountant

                                                                                                                                        F-1

Famous Uncle Al's Hot Dogs, Inc.
Balance Sheet

	October 5, 2005	December 31, 2004

Assets

Current Assets
Cash	$28,198	$4,014
Accounts receivable	0	0
Prepaid expenses	0	0
Total current assets	28,198	4,014

Equipment, net	0	0
Total Assets	$28,198	$4,014

Liabilities and Stockholders' Deficiency

Current Liabilities:
Trade accounts payable	$4,043	$2,400
Accrued expenses	69,440	50,408
Accrued compensation under employment agreements	248,845	211,130
Unearned initial franchise fees	82,500	32,500
Current portion of long term debt	40,044	50,000
Total current liabilities	444,872	346,438

Long-term debt:
Related party	73,300	73,300
Other	87,085	14,167

Stockholders' Deficiency:
Common stock-3,000 authorized $0.001 par value
3,000 issued & outstanding	3	3
Additional paid in capital	266,497	74,997
Less subscription receivable	0	0
Deficit Accumulated During Development Stage	(843,558)	(504,891)
Total Stockholders' Deficiency	(577,058)	(429,891)

Total Liabilities & Stockholders’ Deficiency	$28,198	$4,014
See Summary of Significant Accounting Policies and Notes to Financial Statements

                                                                                                                                        F-2

Famous Uncle Al's Hot Dogs, Inc.
Statement of Operations

	January 1, 2005 to October 5, 2005	January 1, 2004 to December 31, 2004

Initial franchise fees-unit agreements	$12,500	$50,000
Initial franchise fees-developer agreements	350,000	260,000
Ongoing weekly continuation fees	11,045	4,436
Other	7,170	2,626
Franchising revenue	$380,715	$317,062

Costs & Expenses:
Franchise sales	467,678	409,901
General & administrative	228,787	235,696
Other	0	0
Interest	22,917	9,167
Total Costs & Expenses	719,382	654,764

Income before income taxes	(338,667)	(337,702)

Income taxes	0	0
Net Loss	($338,667)	($337,702)
Net Loss Per Share, basic	($112.89)	($112.57)
Weighted average shares, basic	3,000	3,000

See Summary of Significant Accounting Policies and Notes to Financial Statements

                                                                                                                                        F-3

Famous Uncle Al's Hot Dogs, Inc.
Statement of Cash Flows
	January 1, 2005 to October 5, 2005	January 1, 2004 to December 31, 2004

Cash flows from operating activities:
Net Loss	($338,667)	($337,702)
Adjustments required to reconcile net income
to cash used in operating activities:
Amortization of debt discount	22,917	0
(Increase) decrease in prepaid expenses	0	9,757
Increase (decrease) in deferred income
Increase (decrease) in accounts payable & accrued expenses	108,390	129,455
Cash flows used by operating activities:	(207,361)	(198,490)

Cash flows from investing activities:
Cash used in investing activities	0	0

Cash flows from financing activities:
Investments made by parent company	191,500	63,580
Payments made on notes payable	0	99,167
Advances from parent company	0	38,300
Proceeds of other debt borrowings	40,044	0
Cash generated by financing activities	231,544	201,047

Change in cash	24,183	2,557
Cash-beginning of period	4,014	1,457
Cash-end of period	$28,197	$4,014
See Summary of Significant Accounting Policies and Notes to Financial Statements

                                                                                                                                        F-4

Famous Uncle Al's Hot Dogs, Inc.
Statement of Stockholders' Deficiency

	Common
	Shares	Common Stock Amount	Additional Paid-In Capital	Accumulated Deficit
Balance at January 1, 2004	3,000	$3	$74,997	($167,189)
Net Loss				(337,702)
Balance at December 31, 2004	3,000	$3	$74,997	($504,891)
Capital contributed by parent		0	191,500
Net Loss				(338,667)
Balance at October 5, 2005	3,000	$3	$266,497	($843,558)
See Summary of Significant Accounting Policies and Notes to Financial Statements

                                                                                                                                                                                                   F-5

Famous Uncle Al’s Hot Dogs, Inc.

Summary of Significant Accounting Policies

October 5, 2005

Background: We were formed for the purpose of developing restaurant franchising rights known as “Famous Uncle Al’s Hot Dogs” We acquired those rights through a licensing agreement with Al Stein..  Famous Uncle Al’s Hot Dogs, Inc., owns the exclusive worldwide right to franchise fast casual service restaurants operating under the “Famous Uncle Al’s Hot Dogs” name. Our restaurants serve hot dogs, bratwurst, sausage and other heated sandwiches that use secret recipes and preparation techniques created by Al Stein, the original “Uncle Al”.

As of October 5, 2005, we had thirteen franchised stores and have three franchised restaurants under construction, scheduled to open by the end of March 2006.

Use of Estimates: The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statement and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from the estimates.

Cash and Cash Equivalents: For financial statement presentation purposes, the Company considers those short-term, highly liquid investments with original maturities of three months or less to be cash or cash equivalents.

Financial Instruments: Our financial instruments consist of cash and cash equivalents, trade accounts receivable, accounts payable, accrued expenses, and long and short-term borrowings. The fair value of these instruments approximates their recorded value. The Company does not have financial instruments with off-balance sheet risk. The fair value estimates were based on market information available to management as of October 5, 2005.

Financial instruments that potentially subject us to concentrations of market/credit risk consist principally of cash and cash equivalents and trade accounts receivable. We place cash and cash equivalents with high credit quality financial institutions, which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts.

A concentration of credit risk may exist with respect to trade receivables. We perform ongoing credit evaluations of franchisees and generally do not require collateral. We review trade accounts receivable on a regular basis to determine if any such amounts may be potentially uncollectible. In reviewing the adequacy of the valuation allowances for accounts and notes receivable, we consider factors such as historical collection experience, the estimated value of personal guarantees and real property collateral, the debtor’s sales and operating trends, including potential for improvement in operations, and general and local economic conditions that may affect the debtor’s ability to pay. We include any balances that are determined to be uncollectible, along with a general reserve, in the overall allowance for doubtful accounts. After all attempts to collect a receivable have failed, the receivable is written off against the allowance. Based on management’s best estimate, we believe the allowance for doubtful accounts is adequate as presented. Historically, the Company has not experienced significant losses related to receivables from individual franchisees or groups of franchisees in any particular geographic area.

                                                                                                                                        F-6

Property and Equipment: Property and equipment are recorded at cost. Depreciation is computed using the straight line balance method over the estimated useful lives of the assets, generally 5 years. Expenditures for renewals and betterments are capitalized. Expenditures for minor items, repairs and maintenance are charged to operations as incurred. Gain or loss upon sale or retirement due to obsolescence is reflected in the operating results in the period the event takes place.

Valuation of Long-Lived Assets: We review the recoverability of long-lived assets, including equipment and intangible assets, when events or changes in circumstances occur that indicate that the carrying value of the asset may not be recoverable. The assessment of possible impairment is based on our ability to recover the carrying value of the asset from the expected future pre-tax cash flows (undiscounted and without interest charges) of the related operations. If these cash flows are less than the carrying value of such asset, an impairment loss is recognized for the difference between estimated fair value and carrying value. The Company’s primary measure of fair value is based on discounted cash flows. The measurement of impairment requires management to make estimates of these cash flows related to long-lived assets, as well as other fair value determinations.

We amortize the costs of other intangibles (excluding goodwill) over their contractual life or estimated useful lives unless such lives are deemed indefinite. Amortizable intangible assets are tested for impairment based on undiscounted cash flows and, if impaired, written down to fair value based on either discounted cash flows or appraised values.  Intangible assets with indefinite lives, such as goodwill, are tested for impairment, at least annually, and written down to fair value as required.

Revenue Recognition:. We account for revenue under the guidance provided by SFAS 45 “Accounting for Franchise Fee Revenue (as amended)” and EITF 00-21 “Revenue Arrangements With Multiple Deliverables”

Individual Franchise Sales:Franchise fee revenue from an individual franchise sale ordinarily is recognized, with an appropriate provision for estimated uncollectible amounts, when all material services or conditions relating to the sale have been substantially performed or satisfied. Substantial performance means that:

•

we have no remaining obligation or intent—by agreement, trade practice, or law—to refund any cash received or forgive any unpaid notes or receivables;

•

substantially all of the initial services required by the franchise agreement have been performed; and

•

no other material conditions or obligations related to the determination of substantial performance exist. The franchise agreement does not require the franchisor to perform initial services but a practice of voluntarily rendering initial services exists or is likely to exist because of business or regulatory circumstances, substantial performance is not be assumed until either the initial services have been substantially performed or reasonable assurance exists that the services will not be performed. The commencement of operations by the franchisee is presumed to be the earliest point at which substantial performance has occurred,

Franchise fees collected but not yet earned are included in unearned income.

Repossessed Franchises: From time to time we may recover franchise rights through repossession if a franchisee decides not to open an outlet. If, for any reason, we refund the consideration received, the original sale is canceled, and revenue previously recognized is accounted for as a reduction in revenue in the period the franchise is repossessed. If franchise rights are repossessed but no refund is made (a) the transaction is not regarded as a sale cancellation, (b) no adjustment is made to any previously recognized revenue, (c) any estimated uncollectible amounts resulting from unpaid receivables is provided for, and (d) any consideration retained for which revenue was not previously recognized is reported as revenue.

                                                                                                                                        F-7

Continuing Franchise Fees: Continuing franchise fees (royalties) are reported as revenue as the fees are earned and become receivable from the franchisee. Royalties are paid to us based on individual franchise agreements and are calculated as a percentage of franchisees’ restaurant sales, as defined in the franchise agreement, and are recognized as earned in the period of the related sales Costs relating to continuing franchise fees are expensed as incurred.. We have granted the thirteen stores a royalty holiday through a date yet to be determined by management.

 Collective Marketing Funds: We treat the collection and disbursement of of collective marketing funds as an agency relationship under which such designated funds are required to be segregated and used for a specified purpose. Any amounts collected and so designated are recorded as a liability against which the specified costs aree charged. We have not required any funds be paid into nor have any expenses been incurred on behalf of the advertising fund through October 5, 2005

Advertising Costs: We incur franchise development related advertising costs and expenses those costs as incurred. Advertising expense was $467,000 and $409,000 for the periods ended October 5, 2005 and December 31, 2004.

Risk and Uncertainties: The primary uncertainty which the Company faces is its ability to locate knowledgeable franchisees who also have the financial resources to successfully operate the stores. In addition, the Company needs to be able to identify appropriate locations for our newly franchised stores. We believe that we have taken the steps necessary to minimize these risks.

Income Taxes: We must make certain estimates and judgments in determining income tax expense for financial statement purposes. These estimates and judgments occur in the calculation of certain tax assets and liabilities, which arise from differences in the timing of recognition of revenue and expense for tax and financial statement purposes.

Deferred income taxes are recorded in accordance with SFAS No. 109, “Accounting for Income Taxes,” or SFAS 109. Under SFAS No. 109, deferred tax assets and liabilities are determined based on the differences between financial reporting and the tax basis of assets and liabilities using the tax rates and laws in effect when the differences are expected to reverse. SFAS 109 provides for the recognition of deferred tax assets if realization of such assets is more likely than not to occur. Realization of our net deferred tax assets is dependent upon our generating sufficient taxable income in future years in appropriate tax jurisdictions to realize benefit from the reversal of temporary differences and from net operating loss, or NOL carryforwards. We have determined it more likely than not that these timing differences will not materialize and have provided a valuation allowance against substantially all of our net deferred tax asset. Management will continue to evaluate the realizability of the deferred tax asset and its related valuation allowance. If our assessment of the deferred tax assets or the corresponding valuation allowance were to change, we would record the related adjustment to income during the period in which we make the determination. Our tax rate may also vary based on our results and the mix of income or loss in domestic and foreign tax jurisdictions in which we operate.

In addition, the calculation of our tax liabilities involves dealing with uncertainties in the application of complex tax regulations. We recognize liabilities for anticipated tax audit issues in the U.S. and other tax jurisdictions based on our estimate of whether, and to the extent to which, additional taxes will be due. If we ultimately determine that payment of these amounts is unnecessary, we will reverse the liability and recognize a tax benefit during the period in which we determine that the liability is no longer necessary. We will record an additional charge in our provision for taxes in the period in which we determine that the recorded tax liability is less than we expect the ultimate assessment to be.

                                                                                                                                        F-8

Stock-Based Compensation Plans: We anticipate adopting SFAS No. 123(R) beginning in the quarter ending March 31, 2006. Accordingly, the provisions of SFAS No. 123(R) will apply to new awards and to awards modified, repurchased, or cancelled after the required effective date

Recent Accounting Pronouncements:

In December 2004, the FASB issued SFAS No. 153, “Exchanges of Nonmonetary Assets—an amendment of APB Opinion No. 29,” which is effective for us starting July 1, 2005. In the past, the Company was required to measure the value of assets exchanged in non-monetary transactions by using the net book value of the asset relinquished. Under SFAS No. 153, the Company will measure assets exchanged at fair value, as long as the transaction has commercial substance and the fair value of the assets exchanged is determinable within reasonable limits. A non-monetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. The adoption of SFAS No. 153 is not anticipated to have a material effect on our  financial position, results of operations or cash flows.

In May 2005, the FASB issued SFAS No. 154, “Accounting Changes and Error Corrections,” which replaces APB Opinion No. 20 “Accounting Changes,” and FASB Statement No. 3 “Reporting Accounting Changes in Interim Financial Statements,” and changes the requirements for the accounting for and reporting of a change in accounting principle. This Statement requires retrospective application to prior periods’ financial statements of changes in accounting principle, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. This Statement shall be effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. Early adoption is permitted for accounting changes and corrections of errors made in fiscal years beginning after the date this Statement is issued. We do not believe that adoption of SFAS 154 will have a material impact on our financial statements.

                                                                                                                                        F-9

Famous Uncle Al’s Hot Dogs, Inc.

Notes to Financial Statements

October 5, 2005

1. Franchise Agreements

Under the terms of the franchise agreement, which is for a term of 10 years and contains a renewal option, the franchisees are obligated for the payment of the following fees:

➢

Franchise Fees - In accordance with the terms of the franchise agreement, the Company receives an initial franchise fee of $17,500 to $60,000.

➢

Weekly Continuation Fees (Royalties) - The Company is entitled to receive a weekly continuation Fees of 6% of gross sales from the franchisees' operations of the restaurants.

➢

Advertising Fund - The franchise agreements require the franchisees to contribute to an advertising fund based upon 1%of gross sales. The funds are to be maintained in a separate   bank account, and its use is restricted solely for advertising, marketing and public relations programs and materials to develop the goodwill and public image.

Through the terms of the "Franchise Agreement" the Company authorizes individuals and/or companies to form or establish and operate concept restaurants at approved locations. Under the agreement, Famous Al’s obligated to provide certain services both for the opening of, and the ongoing support of, each restaurant. Those services generally include:

➢

review and approval of restaurant location

➢

review and approval of plans and layout design

➢

identification of sources of supply of food purveyors and other suppliers

➢

provide an operations manual with respect to  guidelines and restaurant management techniques

➢

provide initial and ongoing training in acceptable methods of operations, food preparation techniques, management controls, accounting functions, legal framework of restaurant operations, human resources, promotional programs and public relations

➢

provide ongoing support with respect to maintaining quality products and insuring such products are offered at competitive prices

➢

perform ongoing consistency and quality inspections of restaurants in order to maintain uniform acceptable standards

                                                                                                                                        F-10

2. Income Taxes:

The Company has adopted SFAS 109 which provides for the recognition of a deferred tax asset based upon the value the loss carry-forwards will have to reduce future income taxes and management's estimate of the probability of the realization of these tax benefits. We have determined it more likely than not that these timing differences will not materialize and have provided a valuation allowance against substantially all of our net deferred tax asset. A summary of the deferred tax asset presented on the accompanying balance sheet is as follows:

	2005	2004
The provision (benefit) for income taxes consists of the following:
Currently payable:
Federal	$0	$0
State	0	0
Total currently payable	0	0
Deferred:
Federal	86,638	105,241
State	18,850	25,140
Total deferred	105,488	130,381
Less increase in allowance	(105,488)	(130,381)
Net deferred	0	0
Total income tax provision (benefit)	$0	$0

	2005	2004
Individual components of deferred taxes are as follows:
Deferred tax asset arising from net operating loss carry forwards	$301,448	$130,381
Less deferred tax allowance	(301,448)	(130,381)
Net Deferred Income Taxes	$0	$0

Utilization of federal and state NOL and tax credit carryforwards may be subject to a substantial annual limitation due to the ownership change limitations provided by the Internal Revenue Code of 1986, as amended, and similar state provisions. The annual limitation may result in the expiration of NOL and tax credit carry forwards before full utilization.

3. Commitments

Licensing Agreement: Effective November 2, 2002, we obtained development rights under the Al Stein Licensing agreement. The franchise licensing rights grant the company the worldwide exclusive right to franchise restaurants under the Famous Uncle Al’s Hot Dogs and to utilize the Famous Uncle Al’s system, procedures and methods to operate the restaurants. The term is 75 years and requires that the company make annual payments to Al Stein, the originator of Famous Uncle Al’s restaurants. The amount due is the greater of 1% of system wide sales or $25,000. The agreement also provides an option for the company to purchase the rights for $ 125,000 in lieu of continuing payments. A summary of annual obligations and amounts in arrears for periods ended October 5, 2005 and December 31, 2004 is as follows:

                                                                                                                                        F-11

	2005	2004
Amount in arrears at end of reporting period	$69,440	$50,408
Future minimum payments:
2006	25,000	25,000
2007	25,000	25,000
2008	25,000	25,000
2009	25,000	25,000
2010	25,000	25,000

Employment Agreements: Effective November 2, 2002, we are obligated to pay minimum annual compensation to two individuals at $120,000 each for three years. At October 5, 2005 and December 31, 2004 we were in arrears for $248,485 and $211,130 respectively.

4. Summary of Long Term Debt:

	2005			2004
	Related	Other	Rate	Amount	Rate
5 notes payable to individuals-repayment schedule (estimated at 24 months) tied to the receipt of initial franchise fees		$110,000	35.00%	$110,000	35.00%

Advances from parent corporation	38,300		8.00%	38,300	8.00%

Note payable to officer/director	35,000		10.00%

Amounts due under territory repurchase agreements		40,444	0.00%

Total	73,300	150,444		148,300
Less amount representing interest discount		(22,916)		(45,833)
Less current portion	0	(40,444)
Net long term debt	$73,300	$87,084		$102,467

5. Management’s Plan

At October 5 2005, we had working capital deficiency of $416,674.  We have not recognized substantial revenue to date. This working capital deficiency raises substantial doubt that we can continue as a going concern. Our  operations have been financed to date through sales of our common stock through private placements, loans, sales of franchise territory agreements and royalties from franchisee sales.  We require significant additional capital for the expansion of our franchising operations.  However,  no assurance can be given that additional funds will not be required prior to the expiration of such period or that any funds which may be required will be available,  if at all, on acceptable terms. If additional funds are required, our inability to raise such funds will have an adverse effect upon its operations. If adequate capital is not available, we will have to reduce or eliminate our planned expansion activities, which could otherwise ultimately provide significant revenue.

                                                                                                                                        F-12

6. Subsequent Event

On October 5, 2005 we agreed to relinquish all rights granted to us under the licensing agreement and agreed to transfer substantially all our assets, including any franchising rights generated through the execution of individual and territory agreements, in exchange for the assumption  of certain liabilities. All operations have been discontinued.

                                                                                                                                        F-13

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Michael F. Cronin
Certified Public Accountant
687 Lee Road
Rochester, NY 14606

Board of Directors and Shareholders
Famous Uncle Al’s Hot Dogs & Grille, Inc.
Danbury, Connecticut

I have audited the accompanying balance sheet of Famous Uncle Al’s Hot Dogs & Grille, Inc. (a development stage company) as of December 31, 2005 and the related statements of operations, stockholders’ equity and cash flows from March 4, 2005 (inception) to December 31, 2005. The financial statements are the responsibility of management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with the standards established by the Public Company Accounting Oversight Board (United States). Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor was I engaged to perform, an audit of its internal control over financial reporting. My audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, I express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Famous Uncle Al’s Hot Dogs & Grille, Inc.  as of December 31, 2005 and the results of its operations, its cash flows and changes in stockholders’ equity for the period then ended in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 7 of the financial statements, the Company is a development stage Company with no revenue, resulting in a loss from operations.. The Company may not have adequate readily available resources to fund operations through December 31, 2006. This raises substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 7. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

March 30, 2006

/s/ Michael F. Cronin

Michael F. Cronin
Certified Public Accountant

                                                                                                                                        F-14

Famous Uncle Al's Hot Dogs & Grille, Inc.
(A Development Stage Company)
Balance Sheet
December 31,

2005

Assets

Current Assets
Cash	$102,375
Prepaid expenses	23,000
Total current assets	125,375

Other:
Goodwill	515,375
Repurchased development territories	39,791
Security deposits	5,200
Total Assets	$685,741

Liabilities & Equity

Current Liabilities:
Trade accounts payable	$0
Accrued expenses	10,113
Additional settlement shares to be issued	10,550
Current portion of long term debt	50,000
Total current liabilities	70,663

Long-term debt:
Related party	400,000
Other	41,090

Equity:
Common stock-70,000,000 authorized $0.001 par value
10,418,250 issued & outstanding	10,418
Additional paid in capital	268,157
Deficit Accumulated During Development Stage	(104,587)
Total Equity	173,988

Total Liabilities & Equity	$685,741
See Summary of Significant Accounting Policies and Notes to Financial Statements

                                                                                                                                        F-15

Famous Uncle Al's Hot Dogs & Grille, Inc.
(A Development Stage Company)
Statement of Operations
March 4, 2005 (inception) to December 31, 2005

Franchising revenue	$0

Costs & Expenses:
Franchise sales	0
General & administrative	94,474
Other	0
Interest	10,113
Total Costs & Expenses	104,587

Income before income taxes	(104,587)

Income taxes	0
Net Income	($104,587)
Retained earnings-beginning	0
Retained earnings-ending	($104,587)
Per share amounts:
Basic:
Loss	($0.06)
Weighted Average Shares Outstanding	1,668,403
See Summary of Significant Accounting Policies and Notes to Financial Statements

                                                                                                                                        F-16

Famous Uncle Al's Hot Dogs & Grille, Inc.
(A Development Stage Company)
Statement of Cash Flows
March 4, 2005 (inception) to December 31, 2005

Cash flows from operating activities:
Net income (Loss)	($104,587)
Adjustments required to reconcile net income
to cash used in operating activities:
(Increase) decrease in prepaid expenses	(23,000)
Increase (decrease) in accounts payable & accrued expenses	10,113
Cash flows used by operating activities:	(117,474)

Cash flows from investing activities:
Security deposits	(5,200)
Cash used in investing activities	(5,200)

Cash flows from financing activities:
Proceeds from issuance of common stock	128,750
Payments made on notes payable	(3,701)
Loans from related parties	100,000
Cash generated by financing activities	225,049

Change in cash	102,375
Cash-beginning of period	0
Cash-end of period	$102,375
See Summary of Significant Accounting Policies and Notes to Financial Statements

Significant non-cash transactions are as follows:
Notes issued to acquire licensing rights	$149,825
Related party notes issued to acquire licensing rights	300,000

                                                                                                                                        F-17

Famous Uncle Al's Hot Dogs & Grille, Inc.
(A Development Stage Company)
Statement of Stockholders' Equity

	Common			Deficit
	Shares	Common Stock Amount	Additional Paid-In Capital	Accumulated During Development Stage
Balance at December 31, 2004	0	$0	$0	$0
Shares issued to founders	8,750,000	8,750	0
Settlement agreement & development rights	1,498,250	1,498	148,327
Shares issued for cash	170,000	170	119,830
Net Loss				(104,587)
Balance at December 31, 2005	10,418,250	$10,418	$268,157	($104,587)
See Summary of Significant Accounting Policies and Notes to Financial Statements

                                                                                                                                                                                                  F-18

Famous Uncle Al’s Hot Dogs & Grille, Inc.

(A Development Stage Company)

Summary of Significant Accounting Policies

December 31, 2005

Basis of Presentation: The financial statements have been presented in a “development stage” format. Since inception, our primary activities have been raising of capital, obtaining financing and of developing our sales infrastructure and organizing the corporate structure. We have commenced limited revenue producing activities in order to fully develop our systems and procedures.

Background: We were incorporated as National Franchise Directors, Inc., under the laws of the State of Delaware on March 4, 2005 and on October 25, 2005 changed our name to Famous Uncle Al’s Hot Dogs & Grille, Inc. (Uncle Al). We were formed for the purpose of obtaining all existing and future restaurant franchising rights from Famous Uncle Al’s Hot Dogs, Inc. We acquired those rights on October 6, 2005.  Famous Uncle Al’s Hot Dogs, Inc., owned the exclusive worldwide right to franchise fast casual service restaurants operating under the “Famous Uncle Al’s Hot Dogs” name. Our restaurants serve hot dogs, bratwurst, sausage and other heated sandwiches that use secret recipes and preparation techniques created by Al Stein, the original “Uncle Al”.

As of December 31, 2005, we had thirteen franchised stores, all acquired through the October 6th agreement, and have three franchised restaurants under construction, scheduled to open by the end of March 2006.

Use of Estimates: The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statement and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from the estimates.

Cash and Cash Equivalents: For financial statement presentation purposes, the Company considers those short-term, highly liquid investments with original maturities of three months or less to be cash or cash equivalents.

Financial Instruments: Our financial instruments consist of cash and cash equivalents, trade accounts receivable, accounts payable, accrued expenses, and long and short-term borrowings. The fair value of these instruments approximates their recorded value. The Company does not have financial instruments with off-balance sheet risk. The fair value estimates were based on market information available to management as of December 31, 2005.

Financial instruments that potentially subject us to concentrations of market/credit risk consist principally of cash and cash equivalents and trade accounts receivable. We place cash and cash equivalents with high credit quality financial institutions, which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts.

A concentration of credit risk may exist with respect to trade receivables. We perform ongoing credit evaluations of franchisees and generally do not require collateral. We review trade accounts receivable on a regular basis to determine if any such amounts may be potentially uncollectible. In reviewing the adequacy of the valuation allowances for accounts and notes receivable, we consider factors such as historical collection experience, the estimated value of personal guarantees and real property collateral, the debtor’s sales and operating trends, including potential for improvement in operations, and general and local

                                                                                                                                                                  F-19

economic conditions that may affect the debtor’s ability to pay. We include any balances that are determined to be uncollectible, along with a general reserve, in the overall allowance for doubtful accounts. After all attempts to collect a receivable have failed, the receivable is written off against the allowance. Based on management’s best estimate, we believe the allowance for doubtful accounts is adequate as presented. Historically, the Company has not experienced significant losses related to receivables from individual franchisees or groups of franchisees in any particular geographic area.

Property and Equipment: Property and equipment are recorded at cost. Depreciation is computed using the straight line balance method over the estimated useful lives of the assets, generally 5 years. Expenditures for renewals and betterments are capitalized. Expenditures for minor items, repairs and maintenance are charged to operations as incurred. Gain or loss upon sale or retirement due to obsolescence is reflected in the operating results in the period the event takes place.

Valuation of Long-Lived Assets: We review the recoverability of long-lived assets, including equipment and intangible assets, when events or changes in circumstances occur that indicate that the carrying value of the asset may not be recoverable. The assessment of possible impairment is based on our ability to recover the carrying value of the asset from the expected future pre-tax cash flows (undiscounted and without interest charges) of the related operations. If these cash flows are less than the carrying value of such asset, an impairment loss is recognized for the difference between estimated fair value and carrying value. The Company’s primary measure of fair value is based on discounted cash flows. The measurement of impairment requires management to make estimates of these cash flows related to long-lived assets, as well as other fair value determinations.

We amortize the costs of other intangibles (excluding goodwill) over their contractual life or estimated useful lives unless such lives are deemed indefinite. Amortizable intangible assets are tested for impairment based on undiscounted cash flows and, if impaired, written down to fair value based on either discounted cash flows or appraised values.  Intangible assets with indefinite lives, such as goodwill, are tested for impairment, at least annually, and written down to fair value as required.

Revenue Recognition: Royalties and franchise fees are paid to us based on individual franchise agreements. Royalties generated from the thirteen stores acquired through the rights purchased on October 6, 2005 are based on franchisees’ restaurant sales, as defined in the franchise agreement, and are recognized as revenue in the period of the related sales. Franchise fees are recognized as revenue when we have performed substantially all services, typically at restaurant opening. Franchise fees collected but not yet earned are included in unearned income. We have granted the thirteen stores a royalty holiday through a date yet to be determined by management.

Advertising Costs: Franchisees may be required to pay a percentage of monthly sales to the Famous Al’s Advertising Fund (the “Fund”) for collective advertising and marketing programs. We have not required any funds be paid into nor have any expenses been incurred on behalf of the advertising fund through December 31, 2005 The Company incurs franchise development related advertising costs and expenses those costs as incurred. Advertising expense was immaterial for the years ended December 31, 2005.

Risk and Uncertainties: The primary uncertainty which the Company faces is its ability to locate knowledgeable franchisees who also have the financial resources to successfully operate the stores. In addition, the Company needs to be able to identify appropriate locations for our newly franchised stores. We believe that we have taken the steps necessary to minimize these risks.

Income Taxes: We must make certain estimates and judgments in determining income tax expense for financial statement purposes. These estimates and judgments occur in the calculation of certain tax assets and liabilities, which arise from differences in the timing of recognition of revenue and expense for tax and financial statement purposes.

                                                                                                                                        F-20

Deferred income taxes are recorded in accordance with SFAS No. 109, “Accounting for Income Taxes,” or SFAS 109. Under SFAS No. 109, deferred tax assets and liabilities are determined based on the differences between financial reporting and the tax basis of assets and liabilities using the tax rates and laws in effect when the differences are expected to reverse. SFAS 109 provides for the recognition of deferred tax assets if realization of such assets is more likely than not to occur. Realization of our net deferred tax assets is dependent upon our generating sufficient taxable income in future years in appropriate tax jurisdictions to realize benefit from the reversal of temporary differences and from net operating loss, or NOL carryforwards. We have determined it more likely than not that these timing differences will not materialize and have provided a valuation allowance against substantially all of our net deferred tax asset. Management will continue to evaluate the realizability of the deferred tax asset and its related valuation allowance. If our assessment of the deferred tax assets or the corresponding valuation allowance were to change, we would record the related adjustment to income during the period in which we make the determination. Our tax rate may also vary based on our results and the mix of income or loss in domestic and foreign tax jurisdictions in which we operate.

In addition, the calculation of our tax liabilities involves dealing with uncertainties in the application of complex tax regulations. We recognize liabilities for anticipated tax audit issues in the U.S. and other tax jurisdictions based on our estimate of whether, and to the extent to which, additional taxes will be due. If we ultimately determine that payment of these amounts is unnecessary, we will reverse the liability and recognize a tax benefit during the period in which we determine that the liability is no longer necessary. We will record an additional charge in our provision for taxes in the period in which we determine that the recorded tax liability is less than we expect the ultimate assessment to be.

Stock-Based Compensation Plans: We anticipate adopting SFAS No. 123(R) beginning in the quarter ending March 31, 2006. Accordingly, the provisions of SFAS No. 123(R) will apply to new awards and to awards modified, repurchased, or cancelled after the required effective date

Recent Accounting Pronouncements:

In December 2004, the FASB issued SFAS No. 153, “Exchanges of Nonmonetary Assets—an amendment of APB Opinion No. 29,” which is effective for us starting July 1, 2005. In the past, the Company was required to measure the value of assets exchanged in non-monetary transactions by using the net book value of the asset relinquished. Under SFAS No. 153, the Company will measure assets exchanged at fair value, as long as the transaction has commercial substance and the fair value of the assets exchanged is determinable within reasonable limits. A non-monetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. The adoption of SFAS No. 153 is not anticipated to have a material effect on our  financial position, results of operations or cash flows.

In May 2005, the FASB issued SFAS No. 154, “Accounting Changes and Error Corrections,” which replaces APB Opinion No. 20 “Accounting Changes,” and FASB Statement No. 3 “Reporting Accounting Changes in Interim Financial Statements,” and changes the requirements for the accounting for and reporting of a change in accounting principle. This Statement requires retrospective application to prior periods’ financial statements of changes in accounting principle, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. This Statement shall be effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. Early adoption is permitted for accounting changes and corrections of errors made in fiscal years beginning after the date this Statement is issued. We do not believe that adoption of SFAS 154 will have a material impact on our financial statements.

                                                                                                                                        F-21

Famous Uncle Al’s Hot Dogs & Grille, Inc.

(A Development Stage Company)

Notes to Financial Statements

December 31, 2005

1. Franchise Agreements

Under the terms of the franchise agreement, which is for a term of 10 years and contains a renewal option, the franchisees are obligated for the payment of the following fees:

➢

Franchise Fees - In accordance with the terms of the franchise agreement, the Company receives an initial franchise fee of $17,500 to $60,000.

➢

Weekly Continuation Fees (Royalties) - The Company is entitled to receive a weekly continuation Fees of 6% of gross sales from the franchisees' operations of the restaurants.

➢

Advertising Fund - The franchise agreements require the franchisees to contribute to an advertising fund based upon 1%of gross sales. The funds are to be maintained in a separate   bank account, and its use is restricted solely for advertising, marketing and public relations programs and materials to develop the goodwill and public image.

Through the terms of the "Franchise Agreement" the Company authorizes individuals and/or companies to form or establish and operate concept restaurants at approved locations. Under the agreement, Famous Al’s obligated to provide certain services both for the opening of, and the ongoing support of, each restaurant. Those services generally include:

➢

review and approval of restaurant location

➢

review and approval of plans and layout design

➢

identification of sources of supply of food purveyors and other suppliers

➢

provide an operations manual with respect to  guidelines and restaurant management techniques

➢

provide initial and ongoing training in acceptable methods of operations, food preparation techniques, management controls, accounting functions, legal framework of restaurant operations, human resources, promotional programs and public relations

➢

provide ongoing support with respect to maintaining quality products and insuring such products are offered at competitive prices

➢

perform ongoing consistency and quality inspections of restaurants in order to maintain uniform acceptable standards

                                                                                                                                        F-22

2. Purchase of Assets:

On October 6, 2005 we purchased the development and franchising rights of Famous Als’ for an aggregate of $555,216. The amount exceeding identifiable assets has been reflected as goodwill and is subject to our valuation policy. Consideration paid is summarized as follows:

2 Promissory notes payable to related parties	$300,000
Assumption of existing debt	55,000
Assumption of territory repurchase obligations	39,791
Common stock to be issued	10,550
Common stock issued	149,825
Total consideration	$555,166

The purchase price was allocated as follows:
Goodwill	515,375
Territory rights held for resale	39,791
Total assets acquired	$555,166

Impairment of goodwill: Goodwill and indefinite life intangible assets are initially recorded at fair value and not amortized, but are reviewed for impairment at least annually or more frequently if impairment indicators arise. The first step of the goodwill impairment test, used to identify potential impairment, compares the fair value of a reporting unit with its carrying amount, including goodwill. The second step of the goodwill impairment test, used to measure the amount of impairment loss, compares the implied fair value of reporting unit goodwill with the carrying amount of that goodwill. The implied fair value of goodwill is determined in the same manner as the amount of goodwill recognized in a business combination. We allocate the fair value of a reporting unit to all of the assets and liabilities of that unit (including any unrecognized intangible assets) as if the reporting unit had been acquired in a business combination and the fair value of the reporting unit was the price paid to acquire the reporting unit.  The excess of the fair value of a reporting unit over the amounts assigned to its assets and liabilities is the implied fair value of goodwill.

In assessing the recoverability of our goodwill management relies on a number of factors including operating results, business plans, economic projections, anticipated future cash flow, assumed royalty rates and marketplace data. There are inherent uncertainties related to these factors and management’s judgment in applying these factors to the assessment of recoverability. We have elected to make the first business day of the last month in the fiscal year the annual impairment assessment date for goodwill. Goodwill valuations will be calculated using an income approach based on the present value of future cash flows of each applicable reporting unit. Changes in economic and operating conditions impacting these assumptions could result in goodwill impairment in future periods.

We could be required to evaluate the recoverability of goodwill and other intangible assets prior to the required annual assessment if  we experience disruptions to the business such as end market conditions, unexpected significant declines in operating results, divestiture of a significant component of the Company and market capitalization declines. These types of events and the resulting analysis could result in goodwill impairment charges in the future.

3. Income Taxes:

The Company has adopted SFAS 109 which provides for the recognition of a deferred tax asset based upon the value the loss carry-forwards will have to reduce future income taxes and management's estimate of the probability of the realization of these tax benefits. A summary of the deferred tax asset presented on the accompanying balance sheet is as follows:

                                                                                                                                        F-23

2005
The provision (benefit) for income taxes consists of the following:
Currently payable:
Federal	$0
State	0
Total currently payable	0
Deferred:
Federal	32,893
State	7,844
Total deferred	40,737
Less increase in allowance	(40,737)
Net deferred	0
Total income tax provision (benefit)	$0

2005
Individual components of deferred taxes are as follows:
Deferred tax asset arising from net operating loss carry forwards	$40,737
Less deferred tax allowance	(40,737)
Net Deferred Income Taxes	$0

Utilization of federal and state NOL and tax credit carry forwards may be subject to a substantial annual limitation due to the ownership change limitations provided by the Internal Revenue Code of 1986, as amended, and similar state provisions. The annual limitation may result in the expiration of NOL and tax credit carry forwards before full utilization.

4. Summary of Long Term Debt:

	2005
	Related	Other	Rate
5 notes payable to individuals-repayment schedule (estimated at 24 months) tied to the receipt of initial franchise fees		$55,000	35.00%

2 notes payable to shareholders	300,000		8.00%

Note payable to shareholder	100,000		10.00%

Amounts due under territory repurchase agreements		36,090	0.00%

Total	400,000	91,090
Less current portion	0	(50,000)
Net long term debt	$400,000	$41,090

                                                                                                                                        F-24

6. Stockholders' Equity

Description of Securities

Common Stock: Our certificate of incorporation authorizes the issuance of 70,000,000 shares of $ 0.001 par value common stock. In general, the holders of our common stock are entitled to one vote for each share held of record on all matters to be voted on by stockholders. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors.

As summary of 2005 issuances is as follows:

	Shares:	Value	Valuation method:
Shares issued to founders	8,750,000	$ 8,750	paid in cash at par value
Settlement agreement & development rights	1,498,250	149,825	management estimate of value of closely held stock paid in cash at subscription amount
Shares issued for cash	170,000	120,000

7. Management’s Plan

At March 29 2006, we had working capital of approximately $60,000.  We are a development stage company and have not recognized any revenue to date. Our  operations have been financed to date through sales of our common stock through private placements, loans, sales of franchise territory agreements and royalties from franchisee sales.  We require significant additional capital for the expansion of our franchising operations.  We believe that $60,000 will be sufficient to fund its operations until at least December 31, 2006.  However,  no assurance can be given that additional funds will not be required prior to the expiration of such period or that any funds which may be required will be available,  if at all, on acceptable terms. If additional funds are required, our inability to raise such funds will have an adverse effect upon its operations. If adequate capital is not available, we will have to reduce or eliminate our planned expansion activities, which could otherwise ultimately provide significant revenue.

                                                                                                                                        F-25

Famous Uncle Al's Hot Dogs & Grille, Inc.
(A Development Stage Company)
Balance Sheet
(Unaudited)
September 30,

	2006	2005
Assets

Current Assets
Cash	$58,267	$0
Accounts receivable	850	0
Prepaid expenses	0	0
Total current assets	59,117	0

Equipment, net	7,848	0

Other:
Goodwill	515,375	0
Repurchased development territories	39,791	0
Security deposits	5,200	0
Total Assets	$627,331	$0

Liabilities and Stockholders' Deficiency

Current Liabilities:
Trade accounts payable	$13,727	$0
Accrued expenses	35,333	0
Current portion of long term debt	150,000	0
Total current liabilities	199,060	0

Long-term debt:
Related party	400,000	0
Other	51,616	0

Stockholders' Deficiency:
Common stock-70,000,000 authorized $0.001 par value
10,523,750 issued & outstanding	10,524	0
Additional paid in capital	293,801	0
Less subscription receivable	0	0
Deficit Accumulated During Development Stage	(327,670)	0
Total Stockholders' Deficiency	(23,345)	0

Total Liabilities & Equity	$627,331	$0
See notes to unaudited interim financial statements.

                                                                                                                                        F-26

Famous Uncle Al's Hot Dogs & Grille, Inc.
(A Development Stage Company)
Statement of Operations
(Unaudited)
	Nine Months Ended Sept. 30, 2006	March 4, 2005 (inception) to Sept 30, 2005	March 4, 2005 (inception) to Sept. 30, 2006

Initial franchise fees-unit agreements	$42,500	$0	$42,500
Initial franchise fees-developer agreements	180,000		180,000
Ongoing weekly continuation fees	20,629		20,629
Other	29,928		29,928
Franchising revenue	$273,056	$0	$273,056

Costs & Expenses:
Franchise sales	314,084	0	314,084
General & administrative	139,309	0	233,783
Interest	42,746	0	52,859
Total Costs & Expenses	496,139	0	600,726

Income before income taxes	(223,082)	0	(327,669)

Income taxes	0	0	0
Net Loss	($223,082)	$0	($327,669)
Net Loss Per Share, basic	($0.02)	Nil	($0.03)
Weighted average shares, basic	10,494,766	9,966,250	10,375,719

Famous Uncle Al's Hot Dogs & Grille, Inc.
(A Development Stage Company)
Statement of Cash Flows
(Unaudited)
	Nine Months Ended Sept. 30, 2006	March 4, 2005 (inception) to Sept. 30, 2005	March 4, 2005 (inception) to Sept. 30, 2006

Cash flows from operating activities:
Net Loss	($223,082)	$0	($327,669)
Adjustments required to reconcile net income
to cash used in operating activities:
Depreciation expense	1,500	0	1,500
Amortization of debt discount	20,526	0	20,526
(Increase) decrease in accounts receivable	(850)	0	(850)
(Increase) decrease in prepaid expenses	23,000	0	0
Increase (decrease) in accounts payable & accrued expenses	38,947	0	49,059
Cash flows used by operating activities:	(139,959)	0	(257,434)

Cash flows from investing activities:
Purchase of equipment	(9,348)	0	(9,348)
Security deposits	0		(5,200)
Cash used in investing activities	(9,348)	0	(14,548)

Cash flows from financing activities:
Proceeds from issuance of common stock	15,200	0	143,950
Payments made on notes payable	(10,000)	0	(13,701)
Loans from related parties	0	0	100,000
Advances made to related parties	0	0	0
Proceeds of other debt borrowings	100,000		100,000
Cash generated by financing activities	105,200	0	330,249

Change in cash	(44,107)	0	58,267
Cash-beginning of period	102,374	0	0
Cash-end of period	$58,267	$0	$58,267
See notes to unaudited interim financial statements.

                                                                                                                                                    F-28

Famous Uncle Al's Hot Dogs & Grille, Inc.
(A Development Stage Company)
Statement of Stockholders' Equity
(Unaudited)

	Common			Deficit
	Shares	Common Stock Amount	Additional Paid-In Capital	Accumulated During Development Stage
Balance at March 4, 2005 (Inception)	0	$0	$0	$0
Shares issued to founders	8,750,000	8,750	0
Settlement agreement & development rights	1,498,250	1,498	148,327
Shares issued for cash	170,000	170	119,830
Net Loss				(104,587)
Balance at December 31, 2005	10,418,250	$10,418	$268,157	($104,587)
Shares issued to settle accrued liabilities	105,500	106	10,445
Receipt of 2005 subscriptions	0	0	15,200
Shares issued for cash	0	0	0
Net Loss				(223,082)
Balance at June 30, 2006	10,523,750	$10,524	$293,802	($327,669)
See notes to unaudited interim financial statements.

                                                                                                                                                  F-29

FAMOUS UNCLE AL’S HOT DOGS & GRILLE, INC.

NOTES TO UNAUDITED INTERIM FINANCIAL STATEMENTS

1.	Basis of Presentation

Background: We were incorporated as National Franchise Directors, Inc., under the laws of the State of Delaware on March 4, 2005 and on October 25, 2005 changed our name to Famous Uncle Al’s Hot Dogs & Grille, Inc. (Uncle Al). We were formed for the purpose of obtaining all existing and future restaurant franchising rights from Famous Uncle Al’s Hot Dogs, Inc. We acquired those rights on October 6, 2005.  Famous Uncle Al’s Hot Dogs, Inc., owned the exclusive worldwide right to franchise fast casual service restaurants operating under the “Famous Uncle Al’s Hot Dogs” name. Our restaurants serve hot dogs, bratwurst, sausage and other heated sandwiches that use secret recipes and preparation techniques created by Al Stein, the original “Uncle Al”.

Basis of Presentation: The financial statements have been presented in a “development stage” format. Since inception, our primary activities have been raising of capital, obtaining financing and of developing our sales infrastructure and organizing the corporate structure. We have commenced limited revenue producing activities in order to fully develop our systems and procedures.

The Financial Statements presented herein have been prepared by us in accordance with the accounting policies described in our December 31, 2005 Financial Statements and should be read in conjunction with the Notes to Financial Statements which appear in that report.

The preparation of these financial statements in conformity with accounting principles generally accepted in the United States requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. On an on going basis, we evaluate our estimates, including those related intangible assets, income taxes, insurance obligations and contingencies and litigation. We base our estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other resources. Actual results may differ from these estimates under different assumptions or conditions.

In the opinion of management, the information furnished in this interim financial statement reflects all adjustments necessary for a fair statement of the financial position and results of operations and cash flows as of and for the nine-month periods ended September 30, 2006 and 2005. All such adjustments are of a normal recurring nature. The Financial Statements have been prepared in accordance with the instructions to Form 10-QSB and therefore do not include some information and notes necessary to conform with annual reporting requirements.

2.	New Accounting Standards

In December 2004, the FASB issued SFAS No. 123 (revised 2004) “Share-Based Payment,” or SFAS No. 123(R). SFAS No. 123(R) revises FASB Statement No. 123 “Accounting for Stock-Based Compensation,” and supersedes APB Opinion No. 25, and its related implementation guidance. This Statement eliminates the ability to account for share-based compensation using the intrinsic value method under APB Opinion No. 25. SFAS No. 123(R) focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions. SFAS No. 123(R) requires a public entity to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exceptions). That cost will be recognized over the period during which an employee is required to provide service in exchange for the award, known as the requisite service period, which is usually the vesting period. SFAS No. 123(R) is effective for companies filing under Regulation SB as of the beginning of the first interim or annual reporting period that begins after December 15, 2005, which for us will be our first quarter of the year ending December 31, 2006. We anticipate adopting SFAS No. 123(R) beginning in the quarter ending March 31, 2006. Accordingly, the provisions of SFAS No. 123(R) will apply to new awards and to awards modified, repurchased, or

                                                                                                                                        F-30

cancelled after the required effective date. Additionally, compensation cost for the portion of awards for which the requisite service has not been rendered that are outstanding as of the required effective date must be recognized as the requisite service is rendered on or after the required effective date. These new accounting rules will lead to a decrease in reported earnings. Although our adoption of SFAS No. 123(R) could have a material impact on our financial position and results of operations, we are still evaluating the potential impact from adopting this statement.

In December 2004, the FASB issued SFAS No. 153, “Exchanges of Nonmonetary Assets—an amendment of APB Opinion No. 29,” which is effective for us starting July 1, 2005. In the past, we were frequently required to measure the value of assets exchanged in non-monetary transactions by using the net book value of the asset relinquished. Under SFAS No. 153, we will measure assets exchanged at fair value, as long as the transaction has commercial substance and the fair value of the assets exchanged is determinable within reasonable limits. A non-monetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. The adoption of SFAS No. 153 is not anticipated to have a material effect on our consolidated financial position, results of operations or cash flows.

In September 2004, the EITF reached a consensus regarding Issue No. 04-1, "Accounting for Preexisting Relationships Between the Parties to a Business Combination" ("EITF 04-1"). EITF 04-1 requires an acquirer in a business combination to evaluate any preexisting relationship with the acquiree to determine if the business combination in effect contains a settlement of the preexisting relationship. A business combination between parties with a preexisting relationship should be viewed as a multiple element transaction. EITF 04-1 is effective for business combinations after October 13, 2004, but requires goodwill resulting from prior business combinations involving parties with a preexisting relationship to be tested for impairment by applying the guidance in the consensus. We will apply EITF 04-1 to acquisitions subsequent to the effective date and in our future goodwill impairment testing.

In May 2005, the FASB issued SFAS No. 154, “Accounting Changes and Error Corrections,” which replaces APB Opinion No. 20 “Accounting Changes,” and FASB Statement No. 3 “Reporting Accounting Changes in Interim Financial Statements,” and changes the requirements for the accounting for and reporting of a change in accounting principle. This Statement requires retrospective application to prior periods’ financial statements of changes in accounting principle, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. This Statement shall be effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. Early adoption is permitted for accounting changes and corrections of errors made in fiscal years beginning after the date this Statement is issued. We do not believe that adoption of SFAS 154 will have a material impact on our financial statements.

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23        Changes and Disagreements with Accountants on Accounting and Financial Disclosure

We have not changed accountants or experienced any disagreements with our accountants since inception.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

24         Indemnification of Directors and Officers

Our articles of incorporation do not provide that we will indemnify an officer, director, or former officer or director, but they do provide that, to the fullest extent permitted by the Delaware General Corporation Law, a director of this corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act of 1933 is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable.

25         Other Expenses of issuance and Distribution

The following table sets forth the expenses in connection with the issuance and distribution of the securities being registered hereby.  All such expenses will be borne by the registrant; none shall be borne by any selling stockholders.

Securities and Exchange Commission Registration Fee	$ 110.02

Legal Fees and Expenses (1)	$ 20,000

Accounting Fees and Expenses (1)	$ 4,500

Miscellaneous (1)	$ 500

Total (1)	$ 25,110

(1) Estimated

26         Recent Sales of Unregistered Securities

Famous Uncle Al’s Hot Dogs & Grille, Inc. was incorporated as National Franchise Directors, Inc., on March 4, 2005.  The following Founders shares were issued for services at par value, by the Company’s transfer agent on November 10, 2005:

Name	Shares

Paul Esposito	2,000,000
Richard Michael	2,075,000
Dean Valentino	1,200,000	(for services as President)
John Heskett	1,200,000	(for previous services as legal counsel)
Marcia Martin	250,000
Lisa Costantino	100,000
Rachel Martin	100,000
McCloud Family Group, Ltd.	100,000
David Michael	25,000
John Martin	25,000
Lloyd Newman	25,000
Alan Knopf	100,000
EMF Enterprises, LLC	250,000
Robert Filancia	225,000
Scott Bostic	250,000
Ronald Viehweger	100,000
Jessica Totillo	125,000
Christina Filancia	10,000
Charles Fremolaro	10,000
Joshua & Laura Katz	20,000
Laura Katz	2,000
Carolyn Filancia	2,000
Valeria Filancia	2,000
Joanne Filancia	2,000
Rosemary Filancia	2,000
Kristina Nilsson	200,000
JDS Development	200,000

The issuance of the founders’ shares was in reliance on an exemption from Section 4(2) of the Securities Act of 1933, as amended (the “Act”). These shares of our common stock qualified for exemption under Section 4(2) of the Act since the issuance of those founders’ shares by us did not involve a public offering.  The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved, the size of the offering, the manner of the offering, and the number of shares offered. The investors had the necessary investment intent as required by Section 4(2) since they agreed to and accepted certificates bearing a legend stating that such securities are restricted pursuant to rule 144 of the 1933 Securities Act.

On October 6, 2005, pursuant to a Settlement Agreement between Famous Food Group, Inc., a Delaware Corporation (“FFG”), Famous Uncle Al’s Hot Dogs, Inc., a Delaware corporation (“FUA”), and National Franchise Directors, Inc., a Delaware Corporation (“NFD”), the license assignor to Famous Uncle Al’s Hot Dog’s and Grille, Inc., a Delaware Corporation (“FUAG”) the following unregistered shares were authorized to be issued as settlement for prior claims to creditors, consultants or lenders, based on services or amounts contributed to either FFG, FUA, or NFD, which shares were converted under that settlement into shares of FUAG:

Name	Shares

Rocco Arbitell	9,000
Robert & Nan Beck	10,000
Peter Borrelli	5,000
Richard J. Bragiel	12,500
James Bragiel	5,000
Derrick Burrus	2,000
Kendrick Burt	1,000
Giovanni Campagna	2,500
Vincent R. Caschett	125
Vincent M. Caschetta	125
Jason Caschetta	250
Gary Celovsky	70,000
Michael Dominique	5,000
Dowdell Trust	5,000
Phil Draper	10,000
Robert Frazier	2,500
Joseph G. Faberini	2,500
Gene Fulcher	3,750
Gaetano R and Barbara C Grasso Family Trust	10,000
James & Patrice Horgan	17,500
Patrice Horgan	5,000
William C. Jennings	3,000
Hugh Koellhoffer	100,000
Garth Koellhoffer	40,000
David Kuchinsky	50,000
Richard Lewis	10,000
James Marsh	2,000
Pierce A. McNaly	1,000
Craig Melton	3,000
Gary A. Miller	5,000
Ed Moon	3,000
Gary & Teresa Morin	3,000
Dan Patterson	1,250
Donna E. Smith	2,000
Michael Sundholm	1,250
Ken Tesconi	2,500
Edward P. Vozella, Sr.	1,000
Michael & Theresa Shuck	5,000
Bernard Slutsky	515,000
SportsLinks	10,000
Deborah Antonucci	10,000
Steve Gibson	14,000
Mary Jo Knox	5,000
Susan Ann Knox	5,000
John Mouganis	100,000
Ed Moon	2,500
Charles Newman	10,000
Michelle O’Neill	5,000
William & Sue Evans	25,000
Marianne Goletz	10,000
Anthony Criscione	5,000
Christopher Passodelis	10,000
Terry Painter	5,000
Alan Stein	110,000
Christopher Schwartz	50,000
Don Shutts	125,000
Robert Germony	25,000
Erik Jensen	25,000
RVP, LLC	20,000
Ronald McDonald	25,000
James A. Wilson	5,000

Alan Stein and Bernard Slutsky received the above shares by issuance dated November 10, 2006; all other persons name above received their shares by issuance dated November 14, 2006. The issuance of the above shares was in reliance on an exemption from Section 4(2) of the Securities Act of 1933, as amended (the “Act”). These shares of our common stock qualified for exemption under Section 4(2) of the Act since the issuance of the shares by us did not involve a public offering.  The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of person involved, the size of the offering, the manner of the offering, and the number of shares offered. The above shareholders had the necessary investment intent as required by Section 4(2) since they agreed to and accepted certificates bearing a legend stating that such securities are restricted pursuant to rule 144 of the 1933 Securities Act.

In private placements occurring between October, 2005 and December 31, 2005, the following shares were sold to accredited investors who executed Subscription Agreements:

Daniel Dibuono	10,000
Michael Dimyon	20,000
Joseph Saffi	20,000
Kristina Nilson	20,000

Dibuono, Dimyon and Saffi received their shares by issuance dated January 18, 2006.  Kristina Nilsson’s shares were issued on March 28, 2006. The issuance of the above shares was in reliance on an exemption from Section 4(2) of the Securities Act of 1933, as amended (the “Act”). These shares of our common stock qualified for exemption under Section 4(2) of the Act since the issuance of the shares by us did not involve a public offering.  The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of person involved, the size of the offering, the manner of the offering, and the number of shares offered. The investors had the necessary investment intent as required by Section 4(2) since they agreed to and accepted certificates bearing a legend stating that such securities are restricted pursuant to rule 144 of the 1933 Securities Act.

In January of 2006, the following shares were issued to pre-existing shareholders for services rendered or additional subscription of shares by accredited investors:

Phil Draper	10,000
Richard Lewis	10,000
High Koellhofer	50,000

The issuance of the above shares was in reliance on an exemption from Section 4(2) of the Securities Act of 1933, as amended (the “Act”). These shares of our common stock qualified for exemption under Section 4(2) of the Act since the issuance of the shares by us did not involve a public offering.  The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of person involved, the size of the offering, the manner of the offering, and the number of shares offered. The investors had the necessary investment intent as required by Section 4(2) since they agreed to and accepted certificates bearing a legend stating that such securities are restricted pursuant to rule 144 of the 1933 Securities Act.

Also in January, 2006, new shareholders received shares as settlement for prior claims for consulting services, based on prior services contributed to either FFG, FUA, or NFD, as follows:

Mona Lisa Valentino	150,000

The issuance of the above shares was in reliance on an exemption from Section 4(2) of the Securities Act of 1933, as amended (the “Act”). These shares of our common stock qualified for exemption under Section 4(2) of the Act since the issuance of the shares by us did not involve a public offering.  The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of person involved, the size of the offering, the manner of the offering, and the number of shares offered. The investor had the necessary investment intent as required by Section 4(2) since they agreed to and accepted certificates bearing a legend stating that such securities are restricted pursuant to rule 144 of the 1933 Securities Act.

On March 10, 2006, the company authorized issuance of the following unregistered shares, for services rendered in the past to company or company’s license assignor:

Kendrick Burt	1,000
Bernard Slutsky	15,000
Derrik Burrus	1,000
Vincent R. Caschetta	750
Vincent M. Caschetta	125
Gary Celovsky	30,000
Robert Frazier	2,500
Craig Melton	3,500
John Mouganis	7,500
Randi Arbitell	1,000
Sal Delregnio	1,500
Barbara Johnston	125
RVP, LLC	1,500
Trimon, LLC	40,000

The issuance of the above shares was in reliance on an exemption from Section 4(2) of the Securities Act of 1933, as amended (the “Act”). These shares of our common stock qualified for exemption under Section 4(2) of the Act since the issuance of those founders’ shares by us did not involve a public offering.  The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of person involved, the size of the offering, the manner of the offering, and the number of shares offered. The above shareholders had the necessary investment intent as required by Section 4(2) since they agreed to and accepted certificates bearing a legend stating that such securities are restricted pursuant to rule 144 of the 1933 Securities Act.

On March 16, 2006, the following shares were authorized to be issued in private sales to accredited investors who invested monies with Company and executed Subscription Agreements:

Steve Cohen	5,000
Leigh Overland	10,000

The issuance of the above shares was in reliance on an exemption from Section 4(2) of the Securities Act of 1933, as amended (the “Act”). These shares of our common stock qualified for exemption under Section 4(2) of the Act since the issuance did not involve a public offering.  The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of person involved, the size of the offering, the manner of the offering, and the number of shares offered. The investors had the necessary investment intent as required by Section 4(2) since they agreed to and accepted certificates bearing a legend stating that such securities are restricted pursuant to rule 144 of the 1933 Securities Act.

Also on March 16, 2006, Company authorized issuance of the following shares, as payment for services rendered or monies loaned to Company after December 31, 2005:

Barbara Johnston	125
William and Susan Evans	25,000

The issuance of the above shares was in reliance on an exemption from Section 4(2) of the Securities Act of 1933, as amended (the “Act”). These shares of our common stock qualified for exemption under Section 4(2) of the Act since the issuance did not involve a public offering.  The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of person involved, the size of the offering, the manner of the offering, and the number of shares offered.  The above shareholders had the necessary investment intent as required by Section 4(2) since they agreed to and accepted certificates bearing a legend stating that such securities are restricted pursuant to rule 144 of the 1933 Securities Act.

Also on March 16, 2006, Company authorized issuance of the following shares to three accredited investors, as part of a regional territory buy-back arrangement:

Rocco Arbitell	33,334
Vincent R. Caschetta	33,333
Peter Borelli	33,334

The issuance of the above shares was in reliance on an exemption from Section 4(2) of the Securities Act of 1933, as amended (the “Act”). These shares of our common stock qualified for exemption under Section 4(2) of the Act since the issuance did not involve a public offering.  The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of person involved, the size of the offering, the manner of the offering, and the number of shares offered. The investors had the necessary investment intent as required by Section 4(2) since they agreed to and accepted certificates bearing a legend stating that such securities are restricted pursuant to rule 144 of the 1933 Securities Act.

27         Exhibits

3.1	Certificate of Incorporation of National Franchise Directors, Inc.

3.1.1	Amendment to Certificate of Incorporation

3.2	Bylaws

5.1	Opinion of Heskett & Heskett
10.1 10.2 10.3	Franchising Rights License Agreement Supplemental Agreement to Franchising Rights License Agreement Assignment of Franchising Rights License Agreement
10.4	Form of Franchise Agreement

10.5	Form of Regional Territory Agreement
10.6 10.7	Schedule Setting Forth Material Differences in Franchise Agreements Promissory Noted dated October 30, 2005 to Dean Valentino
23.1	Consent of Independent Certified Public Accounting Firm

28         Undertakings

A.     The undersigned Registrant hereby undertakes:

(1)     To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i)     Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)     Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)     Include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)     That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)     To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B.     Undertaking Required by Regulation S-B, Item 512(e).

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or controlling persons pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel that the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

C.     Undertaking Required by Regulation S-B, Item 512(g).

a.

That, for the purpose of determining liability under the Securities Act to any purchaser:

1.

If the small business issuer is relying on Rule 430B:

i.

Each prospectus filed by the undersigned small business issuer pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

ii.

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

2.

If the small business issuer is subject to Rule 430C, include the following:

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

 * * * * *

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Danbury CT, on the 4th day of January, 2007.

FAMOUS UNCLE AL’S HOT DOGS & GRILLE, INC.

By:     /s/   Dean Valentino

         Dean Valentino, President,

         Director, Secretary and Treasurer

By:     /s/   Paul Esposito

         Chief Executive Officer and Principal Financial and Accounting Officer

POWER OF ATTORNEY

The undersigned directors and officers of Famous Uncle Al’s Hot Dogs & Grille, Inc. hereby constitute and appoint Dean Valentino, with full power to act without the other and with full power of substitution and resubstitution, our true and lawful attorneys-in fact with full power to execute in our name and behalf in the capacities indicated below any and all amendments (including post-effective amendments and amendments thereto) to this registration statement under the Securities Act of 1933 and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and thereby ratify and confirm each and every act and thing that such attorneys-in-fact, or any of them, or their substitutes, shall lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

By: /s/ Dean Valentino	President	Dated: January 4, 2007
Dean Valentino	Director, Secretary and Treasurer

By: /s/ Paul Esposito	Chief Executive Officer	Dated: January 4, 2007
Paul Esposito

INDEX TO EXHIBITS

3.1	Certificate of Incorporation of National Franchise Directors, Inc.

3.1.1	Amendment to Certificate of Incorporation

3.2	Bylaws

5.1	Opinion of Heskett & Heskett
10.1 10.2 10.3	Franchising Rights License Agreement Supplemental Agreement to Franchising Rights License Agreement Assignment of Franchising Rights License Agreement
10.4	Form of Franchise Agreement

10.5	Form of Regional Territory Agreement
10.6 10.7	Schedule Setting Forth Material Differences in Franchise Agreements Promissory Note dated October 30, 2005 to Dean Valentino
23.1	Consent of Independent Certified Public Accounting Firm